UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SERES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Seres Therapeutics, Inc.
PROXY STATEMENT
Annual Meeting of Stockholders April 10, 2025 8:00 a.m. Eastern Time

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

March 13, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Seres Therapeutics, Inc. at 8:00 a.m. Eastern time, on Thursday, April 10, 2025 (the “Annual Meeting”). The Annual Meeting will be held online. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2025.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who Can Attend the 2025 Annual Meeting of Stockholders?” on page 3 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting webcast, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card. You may also vote online during the Annual Meeting. Instructions on how to vote during the meeting will be available at www.virtualshareholdermeeting.com/MCRB2025.

Thank you for your support.

Sincerely,

Eric D. Shaff

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Proxy Statement	1
Proposals	1
Recommendations of the Board	2
Information About This Proxy Statement	2

Questions and Answers About the 2025 Annual Meeting of Stockholders	3

Proposals to be Voted On	7
Proposal 1: Election of Directors	7
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	11
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	12
Proposal 4: Approval of the Seres Therapeutics, Inc. 2025 Incentive Award Plan	13
Proposal 5: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	22
Introduction to Proposals 6 and 7	32
Proposal 6: Approval of Amendments to Our Restated Certificate of Incorporation to Clarify Voting Requirements to Amend the Number of Shares of Authorized Common Stock and Preferred Stock	33
Proposal 7: Approval of Amendments to Our Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements	34
Proposal 8: Approval of an Adjournment of the Annual Meeting	35

Report of the Audit Committee of the Board of Directors	36

Independent Registered Public Accounting Firm Fees and Other Matters	37

Executive Officers	38

Corporate Governance	39
General	39
Board Composition	39
Director Independence	39
Director Candidates	39
Communications from Stockholders	40
Board Leadership Structure and Role in Risk Oversight	40
Environmental, Social and Corporate Governance Activities	41
Annual Board Evaluation	42
Code of Ethics	42
Anti-Hedging and Anti-Pledging Policy	42
Attendance by Members of the Board of Directors at Meetings	42

Committees of the Board	43
Audit Committee	43
Compensation and Talent Committee	44
Nominating and Corporate Governance Committee	44
Science and Clinical Development Committee	45

Executive Compensation	46
General	46
Details of Our Compensation Program	47
Executive Compensation Table	52
Employment Agreements	54
Pay Versus Performance	55

Director Compensation	58
2024 Director Compensation Table	58

Equity Compensation Plan Information	60

Security Ownership of Certain Beneficial Owners and Management	61

Certain Relationships	63

Notice of Annual Meeting of Stockholders

To Be Held Thursday, April 10, 2025

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

The Annual Meeting of Stockholders (the “Annual Meeting”) of Seres Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Eastern time on Thursday, April 10, 2025. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2025 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

1.
To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.
To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.
To approve the Seres Therapeutics, Inc. 2025 Incentive Award Plan as an amendment and restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, which is scheduled to expire in 2025;
5.
To approve amendments to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to effect a reverse stock split;
6.
To approve amendments to our Certificate of Incorporation to clarify voting requirements to amend the number of shares of authorized common stock and preferred stock;
7.
To approve amendments to our Certificate of Incorporation to eliminate supermajority voting requirements;
8.
To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6 or 7; and
9.
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our Common Stock as of the close of business on February 13, 2025 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. A complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for a purpose germane to the meeting by sending an email to info@serestherapeutics.com, stating the purpose of the request and providing proof of ownership of our Common Stock for a period of ten days ending on the day before the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting webcast, we urge you to vote your shares via the Internet, as described in the enclosed materials. If you have received a printed copy of your proxy card by mail, you may alternatively sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Thomas J. DesRosier

Secretary

Cambridge, Massachusetts

March 13, 2025

Proxy Statement

SERES THERAPEUTICS, INC.

101 CAMBRIDGEPARK DRIVE

CAMBRIDGE, MASSACHUSETTS 02140

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Seres Therapeutics, Inc., a Delaware corporation (the "Company") of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, April 10, 2025 (the “Annual Meeting”), at 8:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MCRB2025 and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Holders of record of shares of our common stock (our “Common Stock”), as of the close of business on February 13, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 174,107,525 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2024 (the “2024 Annual Report”) will be released on or about March 13, 2025 to our stockholders on the Record Date.

In this proxy statement, “Seres”, “Company”, “we”, “us”, and “our” refer to Seres Therapeutics, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 10, 2025

This Proxy Statement and our 2024 Annual Report to Stockholders are available at http://www.proxyvote.com/.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

•
Proposal 1: To elect Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors to serve until the 2028 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified;
•
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•
Proposal 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
•
Proposal 4: To approve the Seres Therapeutics, Inc. 2025 Incentive Award Plan as an amendment and restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, which is scheduled to expire in 2025;
•
Proposal 5: To approve amendments to our Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) to effect a reverse stock split;
•
Proposal 6: To approve amendments to our Certificate of Incorporation to clarify voting requirements to amend the number of shares of authorized Common Stock and preferred stock;
•
Proposal 7: To approve amendments to our Certificate of Incorporation to eliminate supermajority voting requirements;
•
Proposal 8: To approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6 or 7; and
•
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the Notice of Annual Meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder of record on the

Record Date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting. As of the date of this proxy statement, we know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

Our Board of Directors (the “Board of Directors” or the “Board”) recommends that you vote your shares of Common Stock as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares will be voted on your behalf as you direct. If not otherwise specified, shares of Common Stock represented by proxies will be voted, and the Board of Directors recommends that you vote:

•
FOR the election of Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff as Class I Directors;
•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
•
FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
•
FOR the approval of the Seres Therapeutics, Inc. 2025 Incentive Award Plan;
•
FOR the approval of amendments to our Certificate of Incorporation to effect a reverse stock split;
•
FOR the approval of amendments to our Certificate of Incorporation to clarify voting requirements to amend the number of shares of authorized Common Stock and preferred stock;
•
FOR the approval of amendments to our Certificate of Incorporation to eliminate supermajority voting requirements; and
•
FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6 or 7.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you Received this Proxy Statement. You are viewing or have received these proxy materials because our Board is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares. Instructions regarding how you can vote are contained on the proxy card included in the proxy materials.

Householding. The SEC’s rules permit us and banks, brokers, or other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers, or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Answers about the 2025 Annual Meeting of Stockholders

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is February 13, 2025. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 174,107,525 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a "Record Holder" and holding shares in "Street Name"?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in "Street Name"?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person, or by remote communication, or represented by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the 2025 Annual Meeting of Stockholders?

You may attend the Annual Meeting online only if you are a Seres stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/MCRB2025.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:55 a.m. Eastern Time, and you should allow sufficient time for the check-in procedures.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Why hold a virtual meeting?

We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. Stockholders will have the same rights and opportunities to participate as they would have at an in-person meeting.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting, or a person designated by the Chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning each enclosed proxy card in the enclosed envelope.

How do I vote?

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically. Your most recent proxy card or Internet proxy is the one that is counted.

Stockholders of Record. If you are a stockholder of record, you may vote:

•
By Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•
By Mail—You can vote by mail by signing, dating and mailing the printed proxy card, which you may have received by mail; or
•
Electronically at the Annual Meeting—If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on April 9, 2025 (other than the voting that occurs during the Annual Meeting). To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date prior to the Annual Meeting;
•
by granting a subsequent proxy through the Internet prior to the Annual Meeting;
•
by giving written notice of revocation to the Secretary of Seres at 101 Cambridgepark Drive, Cambridge, MA 02140, as long as it is received prior to the Annual Meeting; or
•
by voting online during the Annual Meeting.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online during the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2025 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Annual Report on Form 10-K;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already made by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who Can Attend the 2025 Annual Meeting of Stockholders?”.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this Proposal.
Proposal 3: Approval, on an Advisory (Non- Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 4: Approval of the Seres Therapeutics, Inc. 2025 Incentive Award Plan	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect.
Proposal 5: Approval of amendments to our Certificate of Incorporation to effect a reverse stock split	The affirmative vote of the holders of a majority of the votes cast for and against.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this Proposal.
Proposal 6: Approval of amendments to our Certificate of Incorporation to clarify voting requirements to amend the number of shares of authorized Common Stock and preferred stock	The affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote on the Proposal.	Abstentions and broker non-votes will have the same effect as votes against this Proposal. We do not expect any broker non-votes on this Proposal.

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 7: Approval of amendments to our Certificate of Incorporation to eliminate supermajority voting requirements	The affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote on the Proposal.	Abstentions and broker non-votes will have the same effect as votes against this Proposal.

Proposal 8: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6, or 7

	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this Proposal.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” with respect to the other proposals, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors (Proposal 1). Abstentions will have the same effect as a vote against the approval of amendments to our Certificate of Incorporation to clarify voting requirements to amend the number of authorized shares of Common Stock and preferred stock (Proposal 6) and the approval of amendments to our Certificate of Incorporation to eliminate supermajority voting requirements (Proposal 7). Abstentions have no effect on the other proposals (Proposals 2, 3, 4, 5, and 8).

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.

Broker non-votes count for purposes of determining whether a quorum is present.

A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares. We believe that Proposals 2, 5, 6 and 8 are routine matters. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. We believe that Proposals 1, 3, 4, and 7 are non-routine matters. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items.

Where can I find the voting results of the 2025 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

Proposals to be Voted On

PROPOSAL 1

Election of Directors

At the Annual Meeting, three (3) Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2028 and until such director’s successor is elected and qualified.

We currently have nine (9) directors on our Board, including three (3) current Class I Directors. Our current Class I Directors are Dennis A. Ausiello, M.D., who has served on our Board since April 2015, Willard H. Dere, M.D., who has served on our Board since July 2017, and Eric D. Shaff, who has served on our Board since January 2019. The Board has nominated each of Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff for election as Class I Directors at the Annual Meeting.

As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The members of the classes are divided as follows:

•
the Class I Directors are Dennis A. Ausiello, M.D., Willard H. Dere, M.D., and Eric D. Shaff, and their term will expire at the Annual Meeting, and if elected, their subsequent term will expire at the 2028 Annual Meeting of Stockholders;
•
the Class II Directors are Stephen A. Berenson, Richard N. Kender, and Claire M. Fraser, Ph.D., and their term will expire at the 2026 Annual Meeting of Stockholders; and
•
the Class III Directors are Paul R. Biondi, Kurt C. Graves, and Hans-Juergen Woerle, M.D., Ph.D., and their term will expire at the 2027 Annual Meeting of Stockholders.

Our Certificate of Incorporation and Amended and Restated Bylaws ("Bylaws") provide that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Currently, our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors. In Proposal 7, we are requesting stockholders to vote on the elimination of this supermajority voting requirement.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as Class I Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors or our Board of Directors may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

This Proposal requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the election of the below Class I Director nominees.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

Name	Age	Served as a Director Since	Position with Seres	Class and Year Term Ending
Director Nominees
Dennis A. Ausiello, M.D.	79	2015	Director	Class I (Subsequent Term Ending 2028 if elected at the Annual Meeting)
Willard H. Dere, M.D.	71	2017	Director	Class I (Subsequent Term Ending 2028 if elected at the Annual Meeting)
Eric D. Shaff	49	2019	President, Chief Executive Officer and Director	Class I (Subsequent Term Ending 2028 if elected at the Annual Meeting)
Continuing Directors
Stephen A. Berenson	64	2019	Chairman of the Board of Directors	Class II (Term Ending 2026)
Claire M. Fraser, Ph.D.	69	2023	Director	Class II (Term Ending 2026)
Richard N. Kender	69	2014	Director	Class II (Term Ending 2026)
Paul R. Biondi	55	2020	Director	Class III (Term Ending 2027)
Kurt C. Graves	57	2015	Director	Class III (Term Ending 2027)
Hans-Juergen Woerle, M.D., Ph.D.	59	2025	Director	Class III (Term Ending 2027)

The principal occupations and business experience, for at least the past five years, of each Director (including the Class I Director nominees) are as follows:

DENNIS A. AUSIELLO, M.D.	Age 79

Dennis A. Ausiello, M.D., has served as a member of our Board of Directors since April 2015. Dr. Ausiello has served as the Jackson Distinguished Professor of Clinical Medicine at Harvard Medical School and Director, Emeritus of Harvard Medical School’s M.D./Ph.D. Program since 1996, Chair of Medicine, Emeritus, and Director of the Center for Assessment Technology and Continuous Health (CATCH) at Massachusetts General Hospital, which he co-founded, since 2012, and Physician-in-Chief Emeritus at Massachusetts General Hospital since 2013. From 1996 to April 2013, Dr. Ausiello served as the Chief of Medicine at Massachusetts General Hospital. Dr. Ausiello is a member of the Institute of Medicine of the National Academy of Sciences and a fellow of the American Academy of Arts and Sciences. Dr. Ausiello has served on the board of directors of Alnylam Pharmaceuticals since April 2012 and as Vice Chairman of the board of directors of Spexis AG, a clinical-stage biopharmaceutical company, since December 2021, and previously served on the board of directors of Pfizer Inc. from 2006 to 2020, where he currently serves on the advisory board since 2019. Dr. Ausiello also serves on the boards of directors of numerous privately held companies. Dr. Ausiello received a B.A. in Biochemistry from Harvard College and an M.D. from the University of Pennsylvania. We believe that Dr. Ausiello is qualified to serve on our Board of Directors because of his extensive experience as a physician and as a director of pharmaceutical companies.

WILLARD H. DERE, M.D.	Age 71

Willard H. Dere, M.D., has served as a member our Board of Directors since July 2017. Dr. Dere has served as Chief Advisor to the Chief Executive Officer and Chief Medical Officer of Angita Bio, a biotechnology company, since July 2022. Dr. Dere has also been Professor Emeritus, Department of Internal Medicine, at the University of Utah School of Medicine since July 2022. From November 2014 until June 2022, Dr. Dere held multiple roles at the University of Utah Health Sciences Center, including Associate Vice President for Research, Co-Director of the Utah Clinical and Translational Science Institute, and Co-Director of the Center for Genomic Medicine. Prior to his professorship, from 2003 until 2014, Dr. Dere worked at Amgen, where he was Senior Vice President and head of Global Development, and led development programs in multiple therapeutic areas. From 1989 to 2014, he worked at Eli Lilly and led multiple development programs, and also worked in clinical pharmacology, regulatory affairs and safety. Dr. Dere has served on the boards of directors of BioMarin Pharmaceutical, Inc. since 2016, Mersana Therapeutics, Inc. since 2018, and Metagenomi, Inc. since August 2021, and previously served on the boards of directors of Ocera Therapeutics and Radius Health. Dr. Dere received his B.A. in History and Zoology and M.D. from the University of California, Davis, completed his internal medicine residency training at the University of Utah, and his postdoctoral training in endocrinology and metabolism at the University of California, San Francisco. We believe Dr. Dere is qualified to serve on our Board of Directors due to his extensive academic experience and his knowledge of the biotechnology industry.

ERIC D. SHAFF	Age 49

Eric D. Shaff has served as our President and Chief Executive Officer and a member of our Board of Directors since January 2019. Previously, he served as our Chief Operating and Financial Officer and Executive Vice President from January 2018 until January 2019 and as our Chief Financial Officer from November 2014 until January 2019. From January 2012 to November 2014, Mr. Shaff was Vice President of Corporate Finance for Momenta Pharmaceuticals, or Momenta, a biotechnology company, where he helped manage Momenta’s accounting, finance, planning, and procurement functions, as well as contributing to Momenta’s investor relations efforts. Prior to Momenta, Mr. Shaff held a number of corporate development and finance positions with Genzyme Corporation, a biotechnology company, most recently as Vice President of Finance/Controller for the Personalized Genetic Health division. Mr. Shaff previously served on the board of directors of Sigilon Therapeutics, Inc. from 2017 to August 2023. Mr. Shaff received his B.A. from the University of Pennsylvania and his M.B.A. from Cornell University. We believe Mr. Shaff is qualified to serve on our Board of Directors because of his extensive business and finance experience and his knowledge of the biotechnology industry.

STEPHEN A. BERENSON	Age 64

Stephen A. Berenson has served as Chairman of our Board of Directors since December 2019 and as a member of our Board of Directors since August 2019. Mr. Berenson has been a Managing Partner at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, since June 2017. Prior to Flagship, Mr. Berenson spent 33 years in various roles as an investment banker at J.P. Morgan, most recently serving in the role of Vice Chairman of Investment Banking from 2005 to April 2017, where he focused on providing high-touch strategic advice and complex transaction execution to leading companies across all industries globally. He was co-founder of J.P. Morgan’s Global Strategic Advisory Council and co-founder of the firm’s Board Initiative. Mr. Berenson has served as chairman of the board of directors of Cellarity, a privately held pharmaceutical company, since July 2021, as chairman of SAIL Biomedicines, a privately held pharmaceutical company, since August 2024, and as a director of Inari, a privately held agricultural company, since January 2024. He previously served on the board of directors of Moderna, Inc., a pharmaceutical and biotechnology company, from October 2017 to August 2024. Mr. Berenson received an S.B. in Mathematics from the Massachusetts Institute of Technology. We believe that Mr. Berenson is qualified to serve on our Board of Directors because of his extensive experience working with rapidly-growing companies across various industries.

CLAIRE M. FRASER, PH.D.	Age 69

Claire M. Fraser, Ph.D., has served as a member of our Board of Directors since January 2023. Dr. Fraser has been a faculty member at the University of Maryland School of Medicine in Baltimore, Maryland for the past 18 years and is the Founding Director of the Institute for Genome Sciences and Professor Emerita of Medicine and Microbiology and Immunology. From 1998 to 2007, she served as President and Director of The Institute for Genomic Research, a not-for-profit research organization engaged in human and microbial genomics studies. Dr. Fraser has served on the Board of Directors of Becton, Dickinson, and Company, a medical technology company, since 2006, and previously served as the Chair of the Board and a director of the American Association for the Advancement of Science. Dr. Fraser received her bachelor’s degree in Biology from Rensselaer Polytechnic Institute, her Ph.D. in Pharmacology from State University of New York-Buffalo and is an elected member of both the National Academy of Sciences and the National Academy of Medicine. We believe Dr. Fraser is qualified to serve on our Board of Directors due to her extensive academic experience and her knowledge of the microbiome industry.

RICHARD N. KENDER	Age 69

Richard N. Kender has served as a member of our Board of Directors since October 2014. From October 1978 to September 2013, Mr. Kender held positions in a variety of corporate areas at Merck & Co., Inc., or Merck, a pharmaceutical company, most recently serving as Senior Vice President of Business Development and Corporate Licensing. Mr. Kender has served on the boards of directors of Poxel S.A. since March 2015, Bicycle Therapeutics PLC since July 2019, Longeveron Inc. since May 2024 and Omega Therapeutics since June 2024. He previously served on the boards of directors of INC Research Holdings, Inc. (now known as Syneos Health) between December 2014 and August 2017, Abide Therapeutics, Inc., a privately held company, between December 2015 and May 2019, and ReViral Ltd., a privately held company, from November 2019 to June 2022. Mr. Kender received a B.S. in Accounting from Villanova

University and an M.B.A. from Fairleigh Dickinson University. We believe Mr. Kender is qualified to serve on our Board of Directors because of his finance experience and knowledge of the biotechnology industry.

PAUL R. BIONDI	Age 55

Paul R. Biondi has served as a member of our Board of Directors since March 2020. Mr. Biondi is a Managing Partner and President of Pioneering Medicines at Flagship Pioneering, a life sciences innovation firm which conceives, creates, resources and develops first-in-category bioplatform companies, roles he has held since November 2019. Mr. Biondi joined Flagship Pioneering following a seventeen-year tenure at Bristol-Myers Squibb, or BMS, a pharmaceutical company, where he was most recently the Senior Vice President of Strategy and Business Development from October 2015 to November 2019. Prior to serving in the role of Senior Vice President of Strategy, from 2002 to 2015, Mr. Biondi held a series of other leadership roles within BMS’ Research and Development organization overseeing strategy, portfolio, and project management, as well as clinical and business operations. Mr. Biondi holds a bachelor’s degree from Dartmouth College and an M.B.A. from the J.L. Kellogg School of Management at Northwestern University. We believe that Mr. Biondi is qualified to serve on our Board of Directors because of his extensive experience in biopharmaceutical strategy and corporate development.

KURT C. GRAVES	Age 57

Kurt C. Graves has served as a member of our Board of Directors since November 2015. Mr. Graves has served as the Chairman, President and Chief Executive Officer of i20 Therapeutics, Inc., a biotechnology company, since August 2023, and as a director since August 2021. He previously served as the Executive Chairman of i20 Therapeutics’ board of directors from August 2021 to August 2023. Mr. Graves was previously the Chairman, President and Chief Executive Officer of Intarcia Therapeutics, Inc., a biotechnology company, from September 2010 to December 2020, and on its board of directors from August 2010 to December 2020. Previously, he served as Executive Vice President, Chief Commercial Officer and Head of Strategic Development at Vertex Pharmaceuticals Inc., or Vertex, from July 2007 to October 2009. Prior to joining Vertex, Mr. Graves held various senior leadership positions at Novartis Pharmaceuticals Corporation, or Novartis Corp., from 1999 to June 2007, including the Global General Medicines Business Unit Head and Global Chief Marketing Officer for the pharmaceuticals division of Novartis Corp. from September 2003 to June 2007. Prior to Novartis Corp., Mr. Graves held senior leadership positions at Merck and Astra-Merck where he led the U.S. Business Unit responsible for Prilosec, Nexium and Prilosec OTC over a 10-year period. He served as Chairman on the board of directors of Radius Health, Inc. from May 2011 to March 2020, and as a director on Achillion Pharmaceuticals, Inc., or Achillion, from June 2012 to January 2020, when Achillion was acquired. Mr. Graves received a B.S. in Biology from Hillsdale College. We believe Mr. Graves is qualified to serve as a member of our Board of Directors because of his extensive experience in the life sciences industry, membership on various boards of directors and his leadership and management experience.

Hans-Juergen Woerle, M.D., PH.D.	Age 59

Hans-Juergen Woerle, M.D., has served as a member of our Board of Directors since February 2025. Dr. Woerle has served as Chief Medical Officer and Chief Scientific Officer at Nestlé Health Science S.A. since November 2018, where he is responsible for global research and development strategy. Dr. Woerle served on the board of directors of Cerecin Inc., a clinical-stage biotechnology company, from June 2020 to September 2024. He currently serves on the board of directors of Enterome, SA, a clinical-stage biopharmaceutical company, since June 2020. Dr. Woerle is a board-certified physician and a specialist in internal medicine and endocrinology, holding an adjunct professorship at University of Ulm. Dr. Woerle earned his bachelors degree, masters degree and medical degree from Ludwig Maximilian University. We believe Dr. Woerle is qualified to serve on our Board of Directors because of his extensive experience as a physician and in clinical research and development.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board of Directors has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

PricewaterhouseCoopers LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of our Company.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3

Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This Proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, by a non-binding advisory vote, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”

We believe that our compensation programs and policies for the year ended December 31, 2024 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon us, our Board of Directors or our Compensation and Talent Committee, nor will it create or imply any change in the duties of us, our Board of Directors or our Compensation and Talent Committee. The Compensation and Talent Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. At our 2024 Annual Meeting of Stockholders, approximately 65% of the votes cast on the “say-on-pay” proposal were voted “FOR” the proposal. The Board of Directors values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our 2021 Annual Meeting of Stockholders held on June 16, 2021, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our board of directors determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2026 Annual Meeting of Stockholders.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4

Approval of the Amendment and Restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, which is scheduled to expire in 2025

In this Proposal 4, we are requesting stockholders approve the Seres Therapeutics, Inc. 2025 Incentive Award Plan, or the 2025 Plan. The Board approved the 2025 Plan on March 3, 2025, subject to and effective upon stockholder approval of the 2025 Plan at the annual meeting. The 2025 Plan is an amendment and restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, or the 2015 Plan, which is scheduled to expire in 2025.

If approved by our stockholders, the 2025 Plan would, among other things, authorize the issuance of 44,604,870 shares of our common stock for awards under the 2025 Plan, which includes 35,009,870 shares previously authorized for issuance under the 2015 Plan plus an increase of 9,595,000 shares, and extend the term of the 2025 Plan to March 3, 2035, the tenth anniversary of the approval of the 2025 Plan by the Board.

The 2025 Plan is described in more detail below. If this Proposal is not approved by our stockholders, the 2025 Plan will not become effective, the 2015 Plan will continue as in effect immediately prior to the date the 2025 Plan was approved by the Board and we will continue to make grants under the 2015 Plan until the expiration of the 2015 Plan on June 25, 2025, after which we will not be able to continue making equity grants to our employees, directors and consultants.

We believe that the effective use of incentive compensation has been integral to our success in the past and is vital to our ability to achieve strong performance in the future. We also believe that grants of equity awards will help create long-term participation in the Company and, thereby, assist us in attracting, retaining, motivating and rewarding employees, directors and consultants. The use of long-term equity grants allows the administrator of the 2025 Plan to align the incentives of our employees, directors and consultants with the interests of our stockholders, linking compensation to our performance. The use of equity awards as compensation also allows us to conserve cash resources for other important purposes. Accordingly, the Board believes that approval of the 2025 Plan is in the best interests of the Company and the Board recommends that stockholders vote for approval of the 2025 Plan.

Material Amendments Included in the 2025 Plan

Increase in Share Reserve

The 2025 Plan will authorize the issuance of 44,604,870 shares of our common stock for awards under the 2025 Plan, which includes 35,009,870 shares previously authorized for issuance under the 2015 Plan, plus an increase of 9,595,000 shares. The increase to the share reserve also includes a corresponding increase in the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code.”

Remove Liberal Share Recycling Provisions

Shares tendered by a participant or withheld by the Company to satisfy the exercise price of an option or stock appreciation right or to satisfy tax withholding obligations, shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right and shares repurchased by the Company using proceeds from the exercise of an option will not be “added back” to the shares available for issuance under the 2025 Plan.

Increase Director Compensation Limit

The sum of any cash or other compensation and the value (determined as of the grant date in accordance with ASC 718, or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2025 Plan during any fiscal year may not exceed $750,000, or $1,000,000 in the first year an individual becomes a non-employee director, except in extraordinary circumstances.

Removal of Evergreen Provision

The 2025 Plan does not include the “evergreen” feature pursuant to which the shares available for issuance under the 2015 Plan were automatically replenished annually. Instead, the 2025 Plan authorizes a fixed number of shares so that, other than to reflect certain corporate transactions as provided in the 2025 Plan, stockholder approval is required for any increase to the number of shares that may be issued under the 2025 Plan.

No Repricing of Awards without Stockholder Approval

We may not reduce the exercise price of an option or stock appreciation right or cancel an option or stock appreciation right in exchange for cash, another award under the 2025 Plan or an option or stock appreciation right with an exercise price that is less than the exercise price of the original option or stock appreciation right, unless such action is approved by the stockholders or taken in connection with certain corporate transactions.

Extension of Expiration Date

Unless terminated earlier pursuant to its terms, the 2025 Plan will expire on March 3, 2035. After termination, the 2025 Plan will continue to govern outstanding awards.

Other Amendments Included in the 2025 Plan

Dividend Payments

The 2025 Plan clarifies our existing practice that no dividend or dividend equivalent will be paid to a holder of an outstanding award under the 2025 Plan unless and until the award to which such dividend or dividend equivalent relates vests.

Substitute Awards

The 2025 Plan implements the NASDAQ rule permitting shares available under certain plans acquired in acquisitions and mergers to be used for certain post-transaction grants without further stockholder approval.

Delegation of Authority

The Board may delegate any or all if its powers under the 2025 Plan to a committee of the Board or to Company officers, to the extent permitted by applicable law and subject to such restrictions set by the Board.

2025 Plan Contains Equity Compensation Best Practices

In addition to the amendments described above, the 2025 Plan contains a number of provisions that we believe reflect a broad range of compensation and governance best practices. These include:

•
Continued broad-based eligibility for equity awards. We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.
•
Stockholder approval is required for additional shares. The 2025 Plan authorizes a fixed number of shares so that stockholder approval is required to increase the number of shares which may be issued under the 2025 Plan.
•
Director compensation limit. An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors, increased to $1,000,000 in the first year an individual becomes a non-employee director.
•
No discounted options or stock appreciation rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•
No single-trigger vesting of awards. The 2025 Plan does not have a single-trigger accelerated vesting provision for a change in control. However, in the event awards are not assumed or substituted in connection with a change in control, vesting acceleration will occur (other than with respect to awards that are regularly scheduled to vest based on performance-based vesting conditions).
•
No automatic grants. The 2025 Plan does not provide for automatic grants to any individual.
•
No tax gross-ups. The 2025 Plan does not provide for any tax gross-ups.

Determination of Additional Shares under the 2025 Plan

The total number of shares reserved for issuance under the 2015 Plan equals the sum of (i) 2,200,000 shares, (ii) any shares that as of the effective date of the 2015 Plan were subject to awards under our 2012 Stock Incentive Plan (the “2012 Plan”), which are forfeited or lapse unexercised and which are not issued under the 2012 Plan; and (iii) an annual increase on the first day of each calendar year beginning January 1, 2016 and ending on and including January 1, 2025, equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board.

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2015 Plan and under all of our equity incentive plans (other than our 2015 Employee Stock Purchase Plan (the “2015 ESPP”)) on an aggregate basis, in each case, as of February 13, 2025. The closing price of our common stock on the Nasdaq Global Select Market on that date was $0.84 per share.

2015 Plan

Shares subject to outstanding options (1)	25,804,493
Shares subject to outstanding restricted stock units (“RSUs”) (2)	1,611,150
Shares subject to outstanding performance-based RSUs (“PSUs”)	0
Shares available for issuance pursuant to future awards	2,999,294

Combined Plans (3)

Shares subject to outstanding options (4)	26,551,776
Shares subject to outstanding restricted stock units (“RSUs”) (5)	1,628,579
Shares subject to outstanding performance-based RSUs (“PSUs”)	0
Shares available for issuance pursuant to future awards	4,710,792

(1) As of February 13, 2025, options outstanding under the 2015 Plan had a weighted average per share exercise price of $4.36 and a weighted average remaining term of 7.98 years.

(2) As of February 13, 2025, the weighted average remaining vesting term for RSUs under the 2015 Plan was 0.9 years.

(3) Includes the 2015 Plan, the 20212 Plan and the Seres Therapeutics, Inc. 2022 Employment Inducement Award Plan (the “2022 Inducement Award Plan”). Pursuant to Rule Nasdaq Listing Rule 5635(c)(4), awards under the 2022 Inducement Award Plan generally may only be granted to an individual who is commencing employment with the Company or who is being rehired following a bona fide interruption of employment by the Company as an inducement material to the individual’s entering into employment with the Company.

(4) As of February 13, 2025, options outstanding under the 2015 Plan, the 2012 Plan and the 2022 Inducement Award Plan had a combined weighted average per share exercise price of $4.27 and a weighted average remaining term of 8.01 years.

(5) As of February 13, 2025, the combined weighted average remaining vesting term for RSUs under 2015 Plan, the 2012 Plan and the 2022 Inducement Award Plan was 2.01 years.

If this Proposal 4 is approved, the 2025 Plan will authorize the issuance of 44,604,870 shares of our common stock for awards under the 2025 Plan, which includes 35,009,870 shares previously authorized for issuance under the 2015 Plan, plus an increase of 9,595,000 shares.

In determining to adopt the 2025 Plan, the Board reviewed an analysis prepared by Alpine-Rewards, an independent compensation consultant. Specifically, the Board considered that:

•
Taking into account our recent annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year by the number of shares outstanding at the end of the applicable year) under the 2015 Plan of 5.39%, 5.42% and 6.0%, respectively, in each of the past three years (resulting in a three year average burn rate of 5.60%), we expect the share reserve under the 2025 Plan to provide us with enough shares for awards for approximately one year. This assumes that we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and is further dependent on the price of our shares and hiring activity during the next few years, noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2025 Plan could last for a shorter or longer time.
•
If approved, the issuance of the additional 9,595,000 shares to be reserved under the 2025 Plan represents 5.51% of the number of shares of our common stock outstanding as of February 13, 2025.

The Board also considered our broader equity grant objectives and practices and believes that the 2025 Plan is necessary to permit the Company to continue using equity incentive awards to achieve the Company’s general performance, retention and incentive goals. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the success of the Company. Specifically, the Board considered, among other things, that the market for high caliber, experienced talent in our industry and in our geographic location is extremely competitive. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.

In consideration of these factors, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term stockholder value creation, including by retaining and incentivizing our executives and other employees, we believe that the 2025 Plan and the size of the share reserve under the 2025 Plan are reasonable, appropriate and in the best interests of the Company at this time.

Summary of the 2025 Plan

This section summarizes certain principal features of the 2025 Plan. The summary is qualified in its entirety by reference to the complete text of the 2025 Plan, which is attached to this proxy statement as Appendix A.

Eligibility and Administration

Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2025 Plan. As of February 13, 2025, approximately 103 employees and 8 non-employee directors were eligible to receive awards under the 2025 Plan. The 2025 Plan is administered by our Compensation and Talent Committee, although the Board may exercise any powers and responsibilities assigned to the Compensation and Talent Committee at any time. The Board may also delegate its duties and responsibilities to one or more other committees of our directors and/or to officers of the Company, subject to the limitations imposed under the 2025 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The actual administrator of the 2025 Plan is referred to as the “plan administrator” in this Proposal. The plan administrator has the authority to take all actions and make all determinations under the 2025 Plan, to interpret the 2025 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2025 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2025 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2025 Plan.

Shares Available for Awards

If the 2025 Plan is approved, the number of shares reserved for issuance under the 2025 Plan will be equal to the sum of (i) 44,604,870 shares; and (ii) any shares that are subject to awards under the 2012 Plan which are forfeited or lapse unexercised and which are not issued under the 2012 Plan. As of February 13, 2025, there were 5,400 shares subject to awards outstanding under the 2012 Plan. No more than 44,610,270 shares may be issued under the 2025 Plan upon the exercise of incentive stock options. Shares issued under the 2025 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the 2025 Plan or the 2012 Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2025 Plan. However, the 2025 Plan does not allow the share pool to be replenished with shares that (i) are used to satisfy the exercise or purchase price of an award; (ii) are used to satisfy tax withholding obligations arising from an award; (iii) are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or (iv) the Company purchases on the open market with cash proceeds from the exercise of options.

Director Compensation Limit

The sum of any cash or other compensation and the value (determined as of the grant date in accordance with ASC 718, or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2025 Plan during any fiscal year may not exceed $750,000, increased to $1,000,000 in the first year an individual becomes a non-employee director. The plan administrator may, however, make exceptions to such limit on director compensation in extraordinary circumstances, subject to the limitations in our 2025 Plan.

Awards

The 2025 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, and other stock or cash based awards. Certain awards under the 2025 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2025 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows

•
Options and SARs. Options provide for the purchase of our shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
•
Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2025 Plan.
•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2025 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

Certain Transactions

In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2025 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2025 Plan and replacing or terminating awards under the 2025 Plan. Notwithstanding the foregoing, in the event awards are not assumed or substituted in connection with a change in control, such awards (other than awards that are regularly scheduled to vest based on performance-based vesting conditions) will become fully vested, exercisable and/or payable, as applicable, immediately prior to the consummation of the transaction and all forfeiture, repurchase and other restrictions will lapse. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2025 Plan and outstanding awards as it deems appropriate to reflect the transaction.

All share and per share amounts referenced in this Proposal are stated without giving effect to, and will be adjusted for, the reverse stock split proposed in Proposal 5 of this proxy statement, if this Proposal is approved.

Plan Amendment and Termination

Our Board may amend or terminate the 2025 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2025 Plan, may materially and adversely affect an award outstanding under the 2025 Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2025 Plan will remain in effect until March 3, 2035, the tenth anniversary of the date the Board approved the 2025 Plan, unless earlier terminated by the Board. No awards may be granted under the 2025 Plan after its termination.

No Repricings without Stockholder Approval

The plan administrator cannot, without the approval of our stockholders, reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs, in exchange for cash, other awards under the 2025 Plan or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.

Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments

The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other clawback, recoupment, forfeiture or similar policies or provisions of the Company. Except as the plan administrator may determine or provide in an award agreement, awards under the 2025 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2025 Plan, and exercise price obligations arising in connection with the exercise of options under the 2025 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Interests of Certain Persons in the 2025 Plan

In considering the recommendation of the Board with respect to the approval of the 2025 Plan, stockholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the 2025 Plan. The Board recognizes that approval of this Proposal may benefit our non-employee directors and executive officers and their successors.

Federal Income Tax Consequences

The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2025 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

Non-Qualified Options. The grant of a non-qualified option under the 2025 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant or exercise of an ISO under the 2025 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.

Stock Appreciation Rights. The grant of a SAR under the 2025 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.

Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2025 Plan, nor will the Company then be entitled to a deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.

Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2025 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Awards. If a participant receives a stock award under the 2025 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2025 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2025 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2025 Plan are not exempt from Section 409A. However, if the 2025 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million. Compensation deductions may also be limited by Section 280G of the Code.

New Plan Benefits

Other than with respect to awards that will be made automatically under our non-employee director compensation program as described in the footnote to the New Plan Benefits Table below, the benefits or amounts that may be received or allocated to participants under the 2025 Plan are subject to the discretion of the Compensation and Talent Committee or the Board and are not currently determinable. The following table sets forth the awards to be granted under our non-employee director compensation program irrespective of whether the 2025 Plan is approved by the stockholders.

New Plan Benefits
Seres Therapeutics, Inc. 2025 Incentive Award Plan
Name and Position	Dollar Value ($)	Number of Shares (#)
Named Executive Officers:
Eric Shaff, President and Chief Executive Officer	—	—
Lisa von Moltke, M.D., Executive Vice President and Chief Medical Officer	—	—
Thomas J. DesRosier, Executive Vice President, Chief Legal Officer and Secretary	—	—
All Current Executive Officers as a Group (6 persons)	—	—

All Current Non-Executive Directors as a Group (8 persons)	—	420,000(1)

All Current Non-Executive Officer Employees as a group (97 persons)	—	—

(1)
The number of shares represents the annual option awards for our non-employee directors to be granted under our non-employee director compensation program. Each current non-employee director that has been serving as a non-employee director for at least six months as of the date of any annual meeting will be eligible to receive an option to purchase 60,000 shares of common stock on the date of the annual meeting. The closing price of our common stock on the Nasdaq Global Select Market on February 13, 2025 was $0.84 per share. For additional information regarding the annual option awards for our non-employee directors, see the section of this proxy statement entitled “Director Compensation”.

Additional Prior Award Information

The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to options, RSUs and PSUs that have been granted to such individuals and groups under the 2015 Plan through February 13, 2025:

Name and Position	Shares Subject to Options (Exercised, Vested and Unvested) (1)	Shares Subject to Time-Based RSUs (Vested and Unvested) (1)	Shares Subject to PSUs (Vested) (1)(2)
Named Executive Officers
Eric D. Shaff, President and Chief Executive Officer	6,247,056	271,250	55,675
Lisa von Moltke, M.D., Executive Vice President and Chief Medical Officer	1,856,655	83,125	27,489
Thomas J. DesRosier, Executive Vice President, Chief Legal Officer and Secretary	2,241,455	128,125	27,001
All Current Executive Officers as a Group (6 persons)	15,835,788	737,500	158,131
All Current Non-Executive Directors as a Group (8 persons)	1,279,346	0	0
Director Nominees:
Dennis A. Ausiello, M.D.	382,564	0	0
Willard H. Dere, M.D.	243,000	0	0
Eric D. Shaff	6,247,056	271,250	55,675
Each associate of any such directors, executive officers or nominees	0	0	0
Each other person who received or is to receive 5 percent of such options, warrants or rights	0	0	0
All Non-Executive Officer Employees as a Group (97 persons)	3,738,704	2,342,564	349,489

(1)
Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per share of common stock on the Nasdaq Global Select Market on February 13, 2025 was $0.84.
(2)
Vested PSUs are shown based on the actual number of shares issued upon settlement of such awards.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Abstentions and broker non-votes will have no effect on this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of the Seres Therapeutics, Inc. 2025 Incentive Award Plan.

PROPOSAL 5

Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

General

Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation, to effect a reverse stock split of our common stock at a ratio ranging from any whole number between 1‑for‑5 and 1‑for‑50, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, are attached to this proxy statement as Appendix B.

By approving this Proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a whole number of outstanding shares of our common stock between 5 and 50, inclusive, would be combined into one share of our common stock. Upon receiving stockholder approval, the Board will have the authority, in its sole discretion, but not the obligation, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware. In this case, all other amendments will be abandoned. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then‑existing and expected trading price of our common stock, the anticipated impact of the Reverse Stock Split on the trading price of our common stock and on the number of holders of our common stock, and the continued listing requirements of The Nasdaq Global Select Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock by a ratio in the range of 1‑for‑5 to 1‑for‑50 but would not effect a decrease to the number of shares of common stock that the Company will be authorized to issue, the proposed amendments to the Certificate of Incorporation to effect the Reverse Stock Split (the “Reverse Stock Split amendments”) would result in a relative increase in the number of authorized and unissued shares of our common stock. For more information on the relative increase in the number of authorized shares of our common stock, see “Principal Effects of the Reverse Stock Split‑Relative Increase in Number of Authorized Shares of Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

On March 3, 2025, the Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

•
the Board believes that implementing the Reverse Stock Split could be an effective means of regaining compliance with the minimum bid price requirement for continued listing of our common stock on The Nasdaq Global Select Market;
•
the Board believes that continued listing on The Nasdaq Global Select Market provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of The Nasdaq Global Select Market. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over‑the‑counter market because they are not held to the same stringent standards; and
•
the Board believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help facilitate the Company’s ability to raise new equity capital either through private fund‑raising transactions or by accessing the equity capital markets, generally stimulate investor interest in the Company and help attract, retain, and motivate employees.

Nasdaq Requirements for Continued Listing

Our common stock is quoted on The Nasdaq Global Select Market under the symbol “MCRB.” One of the requirements for continued listing on The Nasdaq Global Select Market pursuant to Nasdaq Listing Rule 5450(a)(1) is maintenance of a minimum closing bid price of $1.00 per share. On February 28, 2025, the closing market price per share of our common stock was $0.759, as reported by The Nasdaq Global Select Market.

On November 7, 2024, we received a written notification from The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we had failed to comply with the minimum bid price requirement because the bid price for our common stock over a period of 30 consecutive business days prior to such date had closed below the minimum $1.00 per share requirement (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided an initial period of 180 calendar days, or until May 6, 2025, to regain compliance with the minimum Bid Price Requirement of $1.00 per share. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq would notify us that our securities would be subject to delisting (a “Staff Delisting Determination”). In addition, if we have a closing bid price of $0.10 or less for a period of ten consecutive business days, Nasdaq would also issue a Staff Delisting Determination letter. In the event of either such notification, we may appeal the Nasdaq staff’s determination to delist its securities.

If we do not regain compliance within the applicable compliance period, we expect that Nasdaq will issue us a Staff Delisting Determination. At that time, we may appeal the delisting determination to a Nasdaq Listing Qualifications Panel.

There can be no assurance that we will be able to regain compliance with the Bid Price Requirement, will otherwise be in compliance with other applicable Nasdaq listing rules within the applicable compliance period, will be able to successfully implement a reverse stock split, or, if we receive a Staff Delisting Determination and decide to appeal it, that such appeal would be successful.

If our common stock is delisted from The Nasdaq Global Select Market, we cannot assure you that our common stock would be listed on another national securities exchange, a national quotation service, the over‑the‑counter markets or the pink sheets. Delisting from The Nasdaq Global Select Market, or even the issuance of a notice of potential delisting, would also result in negative publicity, make it more difficult for us to raise additional capital, adversely affect the market liquidity of our securities, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence.

Facilitation of Future Capital Raising

The Board believes it is critically important for the Company to maintain its flexibility in accessing the equity capital markets. As of the date of our filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, there was substantial doubt regarding our ability to continue as a going concern. As noted therein, the Company’s ability to continue as a going concern was dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, and to generate profitable operations in the future.

We intend to explore different potential financing strategies to help support the Company’s capital requirements, including equity or debt financing, such as a private investment in common stock or preferred equity securities, convertible debt securities or other debt financing, at-the-market offerings of our common stock, rights offering or other public offering of equity or debt securities, research funding, collaborations, contract and grant revenue, or other sources, in each case, as a standalone transaction or as part of a larger financing transaction. The availability of financing will depend on potential collaborators’ interest in our business, potential investors’ willingness to participate in any future financings, as well as market conditions. There can be no assurance that such financing will be available in amounts or on terms acceptable to us, if at all, or that we will be able to raise capital to fund our operations and to continue as a going concern.

The sale of additional equity, however, would result in significant dilution to our stockholders. Additionally, the incurrence of debt financing would result in debt service obligations and could provide for restrictive operating and financial covenants, security interests on our assets, and other terms that could be adverse to our current stakeholders. Nonetheless, we believe that failure to raise additional capital through equity or debt financing could have a material adverse effect on our ability to meet our short- and long-term liquidity needs and achieve our business objectives.

The Board believes that the Reverse Stock Split would facilitate the Company’s ability to raise additional equity capital in particular, including due to the expected resulting increase in the per share price of our common stock, as described under “Potential Increased Investor Interest” below. The Board believes that an increased price per share of common stock following a Reverse Stock Split would enhance the Company’s ability to raise capital to fund its current operations, and to otherwise take advantage of favorable opportunities as they arise.

Potential Increased Investor Interest

In approving the proposed Reverse Stock Split amendments, the Board considered that the Reverse Stock Split and the expected resulting increase in the per share price of our common stock could encourage increased investor interest in our common stock and promote greater liquidity for our stockholders.

In the event that our common stock were to be delisted from The Nasdaq Global Select Market, our common stock would likely trade in the over‑the‑counter market. If our common stock were to trade on the over‑the‑counter market, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low‑priced stocks or tend to discourage individual brokers from recommending low‑priced stocks to their customers, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our common stock could allow a broader range of institutions to invest in our common stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our common stock.

Employee Retention

The Board believes that the Company’s employees and directors who are compensated in the form of our equity‑based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our common stock can help attract, retain, and motivate employees and members of our Board.

In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the price of our common stock to above $1.00 per share in compliance with Nasdaq requirements.

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single Reverse Stock Split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1‑for‑5 to 1‑for‑50. Even though this Proposal seeks stockholder approval to grant the Board the authority to set any whole number ratio for the Reverse Stock Split within this range, the Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.

In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

•
our ability to maintain the listing of our common stock on The Nasdaq Global Select Market;
•
the historical trading price and trading volume of our common stock;
•
the number of shares of our common stock outstanding immediately before and after the Reverse Stock Split;
•
the then‑prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our common stock;
•
the anticipated impact of a particular ratio on the number of holders of our common stock; and
•
prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•
the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;
•
the Reverse Stock Split will facilitate the Company’s access to the equity capital markets;
•
the Reverse Stock Split will result in a per share price that will increase the level of investment in our common stock by institutional investors or increase analyst and broker interest in our Company;
•
the Reverse Stock Split will result in a per share price that will increase our ability to attract, retain and motivate employees and other service providers; or
•
the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Global Select Market (or, if applicable, The Nasdaq Capital Market).

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our common stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our common stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per‑share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above.

Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our common stock.

While we aim that the Reverse Stock Split will be sufficient to satisfy the Minimum Bid Requirement, it is possible that, even if the Reverse Stock Split results in a bid price for our common stock that exceeds $1.00 per share, we may not be able to continue to satisfy Nasdaq’s additional criteria for continued listing of our common stock on The Nasdaq Global Select Market.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our common stock does not increase as a result of the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non‑assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Reverse Stock Split may result in some stockholders owning “odd‑lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd‑lots are generally higher than the costs of transactions in “round‑lots” of even multiples of 100 shares.

Relative Increase in Number of Authorized Shares of Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 360,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock,” and together with our common stock, our “Capital Stock”).

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of our common stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share.

Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of common stock, the future issuance of additional shares of common stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of common stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of common stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of common stock. If these factors were reflected in the price per share of our common stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.

Effect on Outstanding Equity Incentive Plans and Warrants

The Company maintains the 2015 Plan (which will be amended and restated as the 2025 Plan if Proposal 4 is approved by our stockholders), the 2015 ESPP, the 2012 Plan and the 2022 Inducement Award Plan (collectively, the “Plans”), which are designed primarily to provide stock‑based incentives to employees and directors of the Company. As of February 13, 2025, options to purchase 26,551,776 shares of our common stock (which does not include outstanding purchase rights under our 2015 ESPP) and 1,628,579 restricted stock units were outstanding under the Plans. In the event of a reverse stock split, our Board generally has the discretion to determine the appropriate adjustment to awards granted and share‑based limits under the Plans. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time (as defined below) the number of shares of common stock issuable upon exercise, vesting or settlement of outstanding awards, the exercise price of all outstanding options and any stock price vesting goals with respect to any outstanding awards under the Plans will be proportionately adjusted (and rounded down to the nearest whole share in the case of shares and up to the nearest whole cent in the case of exercise prices, as applicable) based on the Reverse Stock Split ratio selected by our Board, subject to the terms of such Plans, options, and restricted stock units, as applicable. In addition, the number of shares available for future issuance and any share‑based award limits under the Plans will be proportionately reduced based on the Reverse Stock Split ratio selected by our Board.

In addition, we have issued to third party investors and others warrants to purchase shares of our common stock. As of February 13, 2025, we had issued and outstanding warrants to purchase up to 647,589 shares of our common stock. If the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, the number of shares issuable upon exercise will be reduced proportionally and the exercise price of the Company’s outstanding warrants will be increased proportionately based on the Reverse Stock Split ratio selected by our Board.

Our Board has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Stock Split, including any applicable technical, conforming changes.

Effects of the Amendment on our Common Stock

After the Effective Time, each stockholder will own fewer shares of our common stock as a result of the Reverse Stock Split. Because the Reverse Stock Split will decrease the number of outstanding shares of our common stock, the proposed amendments will result in a relative increase in the number of authorized and unissued shares of our common stock. All outstanding options to purchase shares of our common stock, including any held by our officers and directors, would be adjusted as a result of the Reverse Stock Split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the Reverse Stock Split.

The chart below outlines the capital structure as described in this Proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1‑for‑5, 1‑for‑20, 1‑for‑35, or 1‑for‑50 based on share information as of the close of business on February 13, 2025, but does not give effect to any other changes, including any issuance of securities after February 13, 2025.

	Number of shares of common stock before Reverse Stock Split	1‑for 5	1‑for‑20	1‑for‑35	1‑for‑50
Total Authorized Shares of Common Stock	360,000,000	360,000,000	360,000,000	360,000,000	360,000,000
Outstanding shares of Common Stock	174,107,525	34,821,505	8,705,376	4,974,501	3,482,151
Shares of Common Stock authorized for future issuance under the Company’s incentive plans	4,710,792	942,158	235,540	134,594	94,216
Shares of Common Stock authorized for future issuance under the Company’s employee stock purchase plan	2,478,077	495,615	123,904	70,802	49,562
Shares of Common Stock subject to outstanding equity awards under the Company’s incentive plans	28,180,355	5,636,071	1,409,018	805,153	563,607
Shares of Common Stock issuable upon exercise of outstanding warrants	647,589	129,518	32,379	18,503	12,952
Total outstanding shares of Common Stock and shares of Common Stock Reserved	210,124,338	42,024,868	10,506,217	6,003,553	4,202,487
Unreserved shares of Common Stock available for issuance (1)	149,875,662	317,975,132	349,493,783	353,996,446	355,797,513

(1) Includes shares of Common Stock, if any, that may be issued under the “at the market" equity offering program.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and the Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m. Eastern time on the date the certificate of amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the Reverse Stock Split ratio contained in the certificate of amendment.

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of common stock in book‑entry form, you will not need to take any action to receive post‑Reverse Stock Split shares of our common stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post‑Reverse Stock Split shares of common stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Some stockholders may hold their shares of common stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre‑Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre‑Reverse Stock Split shares of our common stock for a statement of ownership. When you submit your certificate or certificates representing the pre‑Reverse Stock Split shares of our common stock, your post‑Reverse Stock Split shares of our common stock will be held electronically in book‑entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post‑Reverse Stock Split shares you own, you will receive a statement indicating the number of post‑Reverse Stock Split shares you own in book‑entry form. We will no longer issue physical stock certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning at the Effective Time, each certificate representing pre‑Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post‑Reverse Stock Split shares.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Global Select Market, as adjusted to give effect to the Reverse Stock Split, on the date of the Effective Time. The Company will not assess any transaction costs to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then‑current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to only a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post‑Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre‑Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post‑Reverse Stock Split stockholders, however, is not the purpose of this Proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e‑3 of the Exchange Act.

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 5 as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in this Proposal 5 that are different from or greater than those of any of our other stockholders.

Anti‑takeover Effects of Proposed Amendments

Release No. 34‑15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti‑takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our common stock, which may, under certain circumstances, be construed as having an anti‑takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti‑takeover effect. These provisions, among things, permit the Board to issue preferred stock with rights senior to those of the common stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti‑takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our common stock will remain unchanged at $0.001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid‑in‑capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock‑based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This discussion is limited to U.S. Holders that hold our common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special tax rules, including, without limitation:

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persons that are not U.S. Holders;
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U.S. Holders whose functional currency is not the U.S. dollar;
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persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
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banks, insurance companies, and other financial institutions;
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real estate investment trusts or regulated investment companies;
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brokers, dealers, or traders in securities;
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S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
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tax-exempt organizations or governmental organizations;
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persons deemed to sell our common stock under the constructive sale provisions of the Code;
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persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
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tax-qualified retirement plans; and
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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

THIS DISCUSSION IS FOR INFORMATION PURPOSES AND IS NOT TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

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an individual who is a citizen or resident of the United States;
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a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
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a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, U.S. Holders generally should not recognize gain or loss as a result of the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in the shares of the common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder’s holding period for the shares of the common stock received should include the holding period for the shares of the common stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered pursuant to the Reverse Stock Split to shares of common stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of common stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder that receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the U.S. Holder’s adjusted tax basis allocable to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the Effective Time. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in lieu of a fractional share of common stock in the Reverse Stock Split. U.S. Holders that are subject to information reporting and do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W‑9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the votes cast for and against. Abstentions and broker non-votes will have no effect on this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of the amendments to our Certificate of Incorporation to effect the Reverse Stock Split.

Introduction to Proposals 6 and 7

At our 2024 annual meeting of stockholders, our stockholders voted on a stockholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each stockholder voting requirement in our Certificate of Incorporation and Bylaws that calls for a greater than simple majority vote and to replace it with a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws (the “2024 Simple Majority Proposal”). The 2024 Simple Majority Proposal passed with the support of the holders of a majority of the votes cast affirmatively or negatively.

The Board and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) have carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation and our Bylaws. While the higher voting requirements are intended to ensure that certain fundamental matters are supported by a broad consensus of the Company’s stockholders, our Board and our Nominating and Corporate Governance Committee recognize that there are different perspectives on this matter. After weighing these considerations, our Board and our Nominating and Corporate Governance Committee have determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting requirements. As a result, the Nominating and Corporate Governance Committee recommended and the Board has unanimously approved, and recommends that our stockholders approve, the amendments to the Certificate of Incorporation described in Proposals 6 and 7.

The Company is submitting each of the amendments described in Proposals 6 and 7 to stockholders as separate and independent Proposals because the vote required to approve the amendments contained in Proposal 6 is different than the vote required to approve the amendments contained in Proposal 7. Neither of Proposals 6 nor 7 is conditioned on the approval of the other.

Each of the proposed amendments set forth in Proposals 6 and 7 that are approved by the Company’s stockholders at the Annual Meeting will be reflected in a related certificate of amendment to the Certificate of Incorporation and will become effective upon the filing of such certificate of amendment with the Secretary of State of the State of Delaware, which the Company intends to file as soon as reasonably practicable following the Annual Meeting. The Board also has the authority to abandon all proposed amendments to the Certificate of Incorporation, notwithstanding prior stockholder approval of such amendments.

If the stockholders approve Proposal 7, the Board intends to approve conforming amendments to the Bylaws to update the corresponding voting thresholds in the Bylaws.

Proposal 6

Approval of Amendments to our Certificate of Incorporation to Clarify Voting Requirements to Amend the Number of Shares of Authorized Common Stock and Preferred Stock

Our Certificate of Incorporation includes provisions providing that the affirmative vote of the holders of a majority of the stock of the Company entitled to vote may amend the number of authorized shares of common stock and the number of authorized shares of preferred stock (the number of shares of authorized common stock and authorized preferred stock together, the “Authorized Stock”), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Effective as of August 1, 2023, Section 242 of the DGCL was amended to add Section 242(d), which modified the voting standard for stockholders of a Delaware corporation to approve an amendment to the corporation’s certificate of incorporation to increase or decrease the corporation’s authorized shares, among other things. Prior to the amendment of Section 242, Delaware corporations were required to obtain the affirmative vote of a majority of the outstanding shares entitled to vote on such a proposal and, to the extent applicable, the affirmative vote of a majority of the outstanding shares of each class of stock entitled to vote on the proposal as a separate class. Pursuant to Section 242(d)(2) of the DGCL (“Section 242(d)(2)”), unless otherwise required by a corporation’s certificate of incorporation, an amendment to increase or decrease the authorized number of shares of a class of capital stock may be approved by the affirmative vote of a majority of the votes cast for and against by the stockholders entitled to vote on the proposal, voting as a single class, so long as (a) the applicable class of shares is listed on a national securities exchange immediately before the charter amendment becomes effective and (b) the corporation will meet exchange listing requirements concerning minimum number of stockholders immediately after the amendment becomes effective, among other potential requirements.

Because our Certificate of Incorporation currently provides that the affirmative vote of the holders of a majority of the stock of the Company entitled to vote may increase or decrease the number of Authorized Stock, irrespective of the provisions of Section 242(b)(2), there is currently uncertainty as to whether we may take advantage of the simple majority of the votes cast voting standard provided for by Section 242(d)(2) for amendments to increase the number of Authorized Stock. By removing from our Certificate of Incorporation the recitation of the voting standard found in Section 242(b)(2), this Proposal is intended to clarify that the voting standard found in Section 242(d)(2) would apply to any amendment to increase the number of Authorized Stock when the requirements of Section 242(d)(2) are satisfied. This Proposal is therefore responsive to the 2024 Simple Majority Proposal, which requested that a majority of the votes cast for and against standard be adopted when permitted by applicable law.

If this Proposal 6 is approved by stockholders, Article FOURTH section A. 2. of the Certificate of Incorporation and Article FOURTH section B. of the Certificate of Incorporation will be amended to remove the recitation of the voting standard found in Section 242(b)(2) and make ancillary changes. The general description of the proposed changes to the Certificate of Incorporation in this Proposal 6 is qualified in its entirety by reference to the full text of the proposed changes. A copy of the amendments contemplated by this Proposal 6 is attached hereto as Appendix C-1, and a copy of the amendments contemplated by this Proposal 6, marked to show changes against our current Certificate of Incorporation, is attached hereto as Appendix C-2.

If this Proposal 6 is not approved, no changes will be made to Article FOURTH of the Certificate of Incorporation.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote on the Proposal. Abstentions and broker non-votes will have the same effect as votes against this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” Proposal 6.

Proposal 7

Approval of Amendments to our Certificate of Incorporation to Eliminate Supermajority Voting Requirements

Our Certificate of Incorporation includes provisions requiring the affirmative vote of the holders of at least two-thirds of the voting power of the shares outstanding and entitled to vote thereon (or, in the case of the removal of directors, at an election of directors) for:

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The amendment, repeal of, or adoption of any provision inconsistent with Article SIXTH, which in turn provides that the affirmative vote of the holders of at least two-thirds of the voting power of the shares outstanding and entitled to vote is required for the stockholders to adopt, amend, alter or repeal our Bylaws;
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The amendment, repeal of, or adoption of any provision inconsistent with Article EIGHTH, which in turn addresses the management of our business and the conduct of our affairs, including with respect to general powers, number of directors, election of directors, classes of directors, terms of office, quorum requirements, action at meetings, removal of directors (which in turn, in Article EIGHTH section 7, provides that the affirmative vote of the holders of at least two-thirds of the voting power of the shares outstanding and entitled to vote at an election of directors is required to remove directors for cause), director vacancies, stockholder nominations, and introduction of business;
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The amendment, repeal of, or adoption of any provision inconsistent with Article NINTH, which provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting;
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The amendment, repeal of, or adoption of any provision inconsistent with Article TENTH, which specifies the requirements for calling special meetings of stockholders and the business that may be transacted at special meetings of stockholders; and
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The amendment, repeal of, or adoption of any provision inconsistent with Article ELEVENTH, which specifies that unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery dismisses any such action for lack of subject matter jurisdiction, another state or federal court sitting in the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for certain specified actions.

This Proposal 7 is intended to eliminate the foregoing supermajority voting requirements (the “Supermajority Elimination Amendment”).

If this Proposal 7 is approved by stockholders, Articles SIXTH, EIGHTH section 10, NINTH, TENTH and ELEVENTH of the Certificate of Incorporation will be amended such that each of the applicable voting standards described above will be amended to require the affirmative vote of the holders of a majority of the voting power of the shares outstanding and entitled to vote thereon, which is consistent with the voting standard required by Section 242(b) for amendments to a corporation’s certificate of incorporation. In addition, the voting standard to remove our directors for cause in Article EIGHTH Section 7 would be amended to require the affirmative vote of the holders of a majority in voting power of the shares entitled to vote at an election of directors, which is consistent with the voting standard required by Section 141(k) of the DGCL for removal of directors. The general description of the proposed changes to the Certificate of Incorporation in this Proposal 7 is qualified in its entirety by reference to the full text of the proposed changes. A copy of the Supermajority Elimination Amendment contemplated by this Proposal 7 is attached hereto as Appendix D-1, and a copy of the amendments contemplated by Proposal 7, marked to show changes against our current Certificate of Incorporation, is attached hereto as Appendix D-2.

If this Proposal 7 is not approved, no changes will be made to Articles SIXTH, EIGHTH section 7, EIGHTH section 10, NINTH, TENTH or ELEVENTH of the Certificate of Incorporation.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Company entitled to vote on the Proposal. Abstentions and broker non-votes will have the same effect as a vote against this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the Supermajority Elimination Amendment.

Proposal 8
Approval of an Adjournment of the Annual Meeting

Our stockholders are being asked to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6, or 7.

VOTE REQUIRED

This Proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively. Abstentions and broker non-votes will have no effect on this Proposal. Because brokers have discretionary authority to vote on this Proposal, we do not expect any broker non-votes in connection with this Proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote “FOR” the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6, or 7.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Richard N. Kender (Chair)

Claire M. Fraser, Ph.D.

Willard H. Dere, M.D.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	2024	2023
Audit Fees	$1,575,000	$1,695,000
Audit-Related Fees	$450,000	$—
Tax Fees	$—	$—
All Other Fees	$2,125	$568,980
Total Fees	$2,027,125	$2,263,980

Audit Fees

Audit fees in 2024 and 2023 consist of fees billed for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements, and services performed in connection with our at the market common stock offering.

Audit-Related Fees

Audit-related fees in 2024 consist of fees in connection with our sale of the VOWST Business. There were no such fees incurred in 2023.

Tax Fees

There were no such fees incurred in 2024 or 2023.

All Other Fees

All other fees in 2024 and 2023 represent non-audit fees in connection with access to the PricewaterhouseCoopers LLP on-line accounting research and disclosures database and other advisory and consulting services.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) which sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage PricewaterhouseCoopers LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by PricewaterhouseCoopers LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by PricewaterhouseCoopers LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Executive Officers

The following table identifies our current executive officers:

Name	Age	Position
Eric D. Shaff(1)	49	President and Chief Executive Officer
Marella Thorell(2)	57	Executive Vice President and Chief Financial Officer
Thomas J. DesRosier(3)	70	Executive Vice President and Chief Legal Officer
Matthew Henn, Ph.D.(4)	50	Executive Vice President and Chief Scientific Officer
Lisa von Moltke, M.D.(5)	66	Executive Vice President and Chief Medical Officer
Teresa L. Young, Ph.D.(6)	58	Executive Vice President, Chief Commercial and Strategy Officer
1.
See biography on page 8 of this proxy statement.
2.
Marella Thorell has served as our Executive Vice President, Chief Financial Officer since March 2024. Previously, she served as the Chief Financial Officer and Treasurer of Evelo Biosciences, Inc., a biotechnology company, from September 2022 to December 2023. From January 2021 to July 2022, Ms. Thorell served as Chief Accounting Officer and previously as Head of Finance at Centessa Pharmaceuticals PLC, or Centessa, a pharmaceutical company. In that role, she led the establishment of Centessa’s finance operations, led its public company readiness activities in connection with its initial public offering, and oversaw accounting operations. Previously, from October 2019 to December 2020, Ms. Thorell served as Chief Financial Officer at Palladio Biosciences, a biotechnology company, prior to its acquisition by Centessa. Before that, Ms. Thorell spent over ten years at Realm Therapeutics PLC, a biopharmaceutical company, serving in various roles of increasing responsibility, including Chief Financial Officer and Chief Operating Officer. Ms. Thorell has served on the boards of directors and as the Audit Committee Chair of ESSA Pharma Inc., a pharmaceutical company, since July 2019 and of Carisma Therapeutics, a biopharmaceutical company, since June 2024, and previously served on the board of directors of Vallon Pharmaceuticals, Inc., a pharmaceutical company, from February 2021 until its reverse-merger with GRI Bio in April 2023. Ms. Thorell holds a B.S. in Business from Lehigh University.
3.
Thomas J. DesRosier has served as our Chief Legal Officer, Executive Vice President, and Secretary since May 2016. Previously, he served as Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a biopharmaceutical company, from 2015 to 2016, Executive Vice President, Chief Legal and Administrative Officer and Secretary of Cubist Pharmaceuticals, Inc., or Cubist, a biopharmaceutical company, from 2014 to 2015 and Senior Vice President, Chief Legal Officer and Secretary of Cubist from 2013 to 2014. Before that, Mr. DesRosier served as Senior Vice President, General Counsel North America of Sanofi from 2011 to 2013. From 1999 to 2011, Mr. DesRosier held leadership roles of increasing seniority within the legal group of Genzyme Corporation, a biotechnology company, culminating in his role as Senior Vice President, Chief Legal Officer. Mr. DesRosier has served as a member of the board of directors of Avanir Pharmaceuticals, a privately held company and wholly-owned subsidiary of Otsuka Pharmaceutical Company, Ltd., since June 2017. Mr. DesRosier earned a B.A. in Chemistry from the University of Vermont and a J.D. from Wake Forest University School of Law.
4.
Matthew Henn, Ph.D., has served as our Executive Vice President and Chief Scientific Officer since February 2019. He has been involved in the discovery and development of multiple live biotherapeutics, including two breakthrough therapy designated biologics, across infectious, inflammatory, and oncology indications, and has authored over 75 peer-reviewed publications. He has extensive research experience in microbiology, genomics, and computational biology, as well in drug pharmacology and clinical translation. His research has focused on microbial populations and the functional role of microbes in both environmental and human disease applications, and the development of genomic and functional screening technologies to study these populations. Prior to joining Seres in 2012, he was the Director of Viral Genomics and Assistant Director of the Genome Sequencing Center for Infectious Diseases at the Broad Institute of Massachusetts Institute of Technology and Harvard. He has served on various National Institutes of Health, or NIH, working groups on antimicrobial resistance and microbiome research, as a scientific advisor for NIH’s Viral Pathogen Bioinformatics Resource Center, as an ad-hoc reviewer and editor of various peer-reviewed journals, and as a scientific advisor to non-profit and for-profit organizations. He currently serves on the Microbiome Therapeutics Innovation Group board of directors, the World Microbiome Partnership steering committee, and Life Sciences Cares board of advisors. Dr. Henn is formally trained in ecology and evolutionary biology and earned his Ph.D. in ecosystem sciences from the University of California at Berkeley, where he was a NASA Earth Systems Sciences Fellow, and trained as a National Science Foundation Postdoctoral Fellow in Microbiology at Duke University.
5.
Lisa von Moltke, M.D., has served as our Executive Vice President and Chief Medical Officer since March 2020. Previously, Dr. von Moltke worked for Alkermes, Inc., a pharmaceutical company, from June 2015 to December 2019, where she served in roles of increasing seniority, culminating as Senior Vice President and Head of Clinical Development. Beginning in June 2015, Dr. Moltke served as VP Clinical Pharmacology, DMPK and Bioanalytics, was promoted to Head of Clinical Development in November 2015, and became SVP in June 2018. Prior to joining Alkermes, Dr. von Moltke served as Vice President Clinical Pharmacology at Sanofi/Genzyme Corporation, a biotechnology company, from 2009 to 2015 and was US Head Clinical & Exploratory Pharmacology Sciences (CEP) and Early Development. Starting in 2014 she was Head CEP for Japan and China regions. From 2006 to 2009, Dr. von Moltke was Head, Translational Medicine for the Takeda Oncology Company, a biopharmaceutical company, in Cambridge, MA. Dr. von Moltke has served on the board of directors of Cara Therapeutics, Inc. since November 2022. She has served as President of the American College of Clinical Pharmacology, and as the Editor-in-Chief of The Journal of Clinical Pharmacology. Dr. von Moltke earned a B.A. degree at Wellesley College and her M.D. from Michigan State University, College of Human Medicine. On February 22, 2025, Dr. von Moltke notified the Company of her resignation as Executive Vice President and Chief Medical Officer of the Company, effective March 14, 2025.
6.
Teresa L. Young, Ph.D., has served as our Executive Vice President, Chief Commercial and Strategy Officer since June 2020. Previously, Dr. Young served as Vice President, Global Commercial Strategy at Sage Therapeutics from March 2018 to June 2020, where she led development of Sage’s global commercial capabilities, including global marketing, insights and analytics and new product planning. Prior to that, she held commercial leadership roles of increasing responsibility at Bristol-Myers Squibb from November 2010 to March 2018, culminating in her role as Vice President and General Manager, Cardiovascular, in which she led the global ELIQUIS® business to become the company’s largest product by revenue. Earlier in her career, Dr. Young held marketing and sales roles at GlaxoSmithKline from June 1993 to November 2010, where she catalyzed growth for the company’s Urology, Diabetes and NeuroHealth organizations. Dr. Young is a member of the Women in Bio and Healthcare Businesswomen’s Association and served on the Advisory Board of the Healthcare Businesswomen’s Association. Dr. Young received her B.S. in pharmacy and her Ph.D. in healthcare marketing from the University of South Carolina.

Corporate Governance

GENERAL

Our Board of Directors has adopted Corporate Governance Guidelines, an Insider Trading Compliance Policy, a Code of Business Conduct and Ethics, a Clawback Policy (as defined below) and charters for each of the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation and Talent Committee of the Board of Directors (the “Compensation and Talent Committee”), and the Science and Clinical Development Committee of the Board of Directors (the "Science and Clinical Development Committee") to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of our Company. You can access our current committee charters, our Corporate Governance Guidelines, our Insider Trading Compliance Policy, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors and News” page of our website located at www.serestherapeutics.com, or by writing to our Secretary at our offices at 101 Cambridgepark Drive, Cambridge, MA 02140.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members: Eric D. Shaff, Dennis A. Ausiello, M.D., Stephen A. Berenson, Paul R. Biondi, Willard H. Dere, M.D., Claire M. Fraser, Ph.D., Richard N. Kender, Kurt C. Graves, and Hans-Juergen Woerle, M.D., Ph.D. As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors. In Proposal 7, we are requesting stockholders to vote on the elimination of this supermajority voting requirement. Based on voluntary self-identification by our directors, our Board consists of one female and eight male directors. Seven of our directors identify as white, two directors identify as Asian, and one director identifies as belonging to one or more races or ethnicities.

In addition, pursuant to Section 7.1 of the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of September 30, 2024, by and between the Company and Société des Produits Nestlé S.A. (“SPN”), for so long as SPN (together with its Affiliates, as defined in the Securities Purchase Agreement) beneficially owns at least ten percent of the Company’s outstanding shares of common stock, SPN has the right to designate one director for election to the Board, and SPN has designated Dr. Woerle.

DIRECTOR INDEPENDENCE

All of our current directors, other than Eric D. Shaff, qualify as “independent” in accordance with the listing requirements of The Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including, as to each of Mr. Berenson and Mr. Biondi, his relationship to, and our transactions with, Flagship Pioneering and its affiliates, and as to Dr. Woerle, his relationship to, and our transactions with, Nestlé and its affiliates. Mr. Shaff is not independent because he is the President and Chief Executive Officer of our Company. There are no family relationships among any of our directors or executive officers.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to an individual director or to the Board should address such communications to such director or to the Board of Directors in writing: c/o Secretary, Seres Therapeutics, Inc., 101 Cambridgepark Drive, Cambridge, MA 02140.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company based on the circumstances at that time. We recognize that different board leadership structures may be appropriate for companies in different situations.

Based on the Company’s present circumstances, the Board believes that the Company and its stockholders are best served by having Mr. Berenson serve as its Chairman of the Board and Mr. Shaff serve as its Chief Executive Officer. Our current leadership structure permits Mr. Shaff to focus his attention on managing our Company and permits Mr. Berenson to manage the Board. We believe that this governance structure best reinforces the independence of the Board from management. In addition, we believe the Chairman is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Chairman of the Board may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Accordingly, we believe our current leadership structure is the optimal structure for us at this time.

However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Chairman and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on Board leadership structure. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a Lead Director. If appointed, the Lead Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board of Directors at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management’s involvement in day-to-day risk management enables the Company’s disclosure committee, which consists of members of management, to oversee our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day‑to‑day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. In addition, our Audit Committee has the responsibility to consider the adequacy and effectiveness of our information security policies and practices, including those concerning data privacy and cybersecurity. The Audit Committee receives quarterly reports from our Chief Information Officer, or CIO, on our cybersecurity risks, and our CIO updates the Audit Committee, as necessary, regarding any material cybersecurity incidents, as well as any incidents with lesser impact potential. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework and monitors the effectiveness of our environmental, social and corporate governance (“ESG”) strategy and the Corporate Governance Guidelines. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The allocation of risk oversight among the Board and its committees is consistent with the Board’s leadership structure.

environmental, social and corporate governance ACTIVITIES

We are committed to policies and practices focused on ESG matters, which are shaped by our core values and aim to make a positive impact in the communities where we work and live. We have a history and culture of community service and continue to be involved in, and supportive of, Life Science Cares and Special Olympics Massachusetts. We are also proud to continue a student education outreach program, Seres Scholars, which is a partnership with the Cambridge Rindge & Latin School to promote equity in education by providing career mentorship, guidance, and opportunities for underserved students from our community. The program seeks to include students from all backgrounds, and awards high school seniors with a Seres scholarship after a year and a half of participation. Additionally, we encourage employee volunteerism in all Seres locations by planning activities through our Seres Community Ambassadors program and offering eight hours of paid volunteer time annually for employees to support charitable organizations.

We also believe that our long-term success and ability to deliver innovative, safe, and effective medicines to patients requires an inclusive workforce, which we advance through legally compliant methods. We strive to identify ways to attract, develop, and retain talent from all backgrounds and help foster a stronger sense of belonging for all employees. We strive to engender an open culture of mutual respect, and one that values employees’ health and well-being. We support employee development in a variety of ways including leadership training to build people manager capabilities, ongoing performance and development conversations, and tuition reimbursement. Our management reports to our board of directors on human capital management topics, including as relevant: corporate culture, employee development and retention, and compensation and benefits.

ANNUAL BOARD EVALUATION

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment of the Board and its committees. Our outside counsel, Latham & Watkins, LLP (“Latham”), conducted interviews with each Board member regarding the performance of the Board and its committees. Latham summarized the results of these interviews and will present them to the Nominating and Corporate Governance Committee for review and discussion at the first Nominating and Corporate Governance Committee in 2025.

CODE OF ETHICS

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, and controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.serestherapeutics.com. In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

INSIDER TRADING COMPLIANCE POLICY

Our Board of Directors has adopted an Insider Trading Compliance Policy governing the purchase, sale and other dispositions of our securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. A copy of our Insider Trading Compliance Policy is filed with our Annual Report on Form 10-K for the year ended December 31, 2024.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Insider Trading Compliance Policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, individuals subject to this policy are prohibited from pledging the Company’s securities as collateral to secure loans.

CLAWBACK POLICY

Our Board of Directors has adopted a Policy for Recovery of Erroneously Awarded Compensation (the "Clawback Policy"), in accordance with the Nasdaq listing standards and Rule 10D-1 under the Exchange Act, which applies to our current and former executive officers. Under the Clawback Policy, we are required to recoup the amount of any erroneously awarded compensation (as defined in the Clawback Policy) on a pre-tax basis within a specified lookback period in the event of any accounting Restatement (as defined in the Clawback Policy), subject to limited impracticability exceptions. Covered restatements include both a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure. The Clawback Policy is overseen and administered by the Compensation and Talent Committee. The full text of the Clawback Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were six meetings of the Board of Directors during the fiscal year ended December 31, 2024. During the fiscal year ended December 31, 2024, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and meetings of the committees on which the Director served during the period in which he or she served as a director.

Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2024.

Committees of the Board

Our Board has established four standing committees—Audit, Compensation and Talent, Nominating and Corporate Governance, and Science and Clinical Development—each of which operates under a written charter that has been approved by our Board and is available on our website at www.serestherapeutics.com. All of the members of each of the Board’s four standing committees are independent as defined under the Nasdaq rules. Our Board of Directors has determined that Richard N. Kender, Willard H. Dere, M.D., and Claire M. Fraser, Ph.D., meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Compensation and Talent Committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq rules.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation and Talent	Nominating and Corporate Governance	Science and Clinical Development Committee
Dennis A. Ausiello, M.D.			X	Chair
Stephen A. Berenson			Chair
Paul R. Biondi		X
Willard H. Dere, M.D.	X			X
Claire M. Fraser, Ph.D.	X			X
Kurt C. Graves		Chair
Richard N. Kender	Chair	X
Hans-Juergen Woerle, M.D., Ph.D.				X

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include:

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appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
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reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
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discussing our risk management policies;
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establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
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meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
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reviewing and approving or ratifying any related person transactions; and
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preparing the Audit Committee report required by the SEC rules (which is included on page 36 of this proxy statement).

The members of the Audit Committee are Dr. Dere, Dr. Fraser, and Mr. Kender. Mr. Kender serves as the Chairperson of the committee. The members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our Board of Directors has determined that each of Dr. Dere, Dr. Fraser, and Mr. Kender is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee met six times in 2024.

COMPENSATION AND TALENT COMMITTEE

Our Compensation and Talent Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, as well as the evaluation, talent development and succession planning for our executive officers and other senior executives. In fulfilling its purpose, our Compensation and Talent Committee has various principal duties, including:

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annually reviewing and recommending corporate goals and objectives relevant to the compensation for our Chief Executive Officer;
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recommending our Chief Executive Officer’s compensation to the Board for approval;
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reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers;
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overseeing an evaluation of our senior executives;
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overseeing the development of our senior executives;
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periodically reviewing our succession plans for senior executives, other that the Chief Executive Officer, whose succession plan is reviewed by our Nominating & Corporate Governance Committee;
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overseeing and administering our cash and equity incentive plans;
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reviewing and making recommendations to the Board of Directors with respect to director compensation;
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reviewing and discussing annually with management our “Compensation Discussion and Analysis,” if required; and
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preparing the annual Compensation and Talent Committee report, if required by SEC rules.

The Compensation and Talent Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. For information regarding the role of our compensation consultants in determining our executive compensation, please refer to the section entitled “Executive and Director Compensation— Compensation Setting Process.”

The Compensation and Talent Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation and Talent Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation and Talent Committee are Messrs. Biondi, Graves and Kender. Mr. Graves serves as the Chairperson of the Compensation and Talent Committee.

The Compensation and Talent Committee met six times in 2024.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Nominating and Corporate Governance Committee’s responsibilities include:

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identifying individuals qualified to become board members;
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recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
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reviewing the Board’s leadership structure;
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developing and recommending to the Board of Directors succession plans for our Chief Executive Officer;
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developing and recommending to the Board of Directors corporate governance principles;
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overseeing our strategy, initiatives, policies and risks concerning ESG matters; and
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overseeing an annual evaluation of the Board of Directors.

The members of our Nominating and Corporate Governance Committee are Dr. Ausiello and Mr. Berenson. Mr. Berenson serves as the Chairperson of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee met one time in 2024.

SCIENCE AND CLINICAL DEVELOPMENT COMMITTEE

Our Science and Clinical Development Committee’s responsibilities include:

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reviewing the Company's current and planned research and development strategy, programs and initiatives and advising the Board of Directors and the Company's management regarding these matters;
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overseeing the Company's current and planned clinical development strategy and programs and advising the Board of Directors and the Company's management regarding these matters; and
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providing strategic advice to the Company's management and the Board of Directors regarding clinical development-related regulatory discussions with applicable agencies.

The members of our Science and Clinical Development Committee are Drs. Ausiello, Dere, Fraser and Woerle. Dr. Ausiello serves as the Chairperson of the Science and Clinical Development Committee.

The Science and Clinical Development Committee met four times in 2024.

Executive Compensation

As a smaller reporting company, we are eligible to follow the reduced disclosure obligations regarding executive compensation that apply to smaller reporting companies. However, in this section, we have voluntarily elected to include executive compensation disclosure under certain sections of Item 402 of Regulation S-K that are not required of a smaller reporting company.

GENERAL

In the discussion set forth below, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) identified in the Summary Compensation Table below during fiscal 2024, including the elements of our compensation program for NEOs, material compensation decisions made under that program for fiscal 2024 and the material factors considered in making those decisions. For the year ended December 31, 2024, our NEOs, which consisted of our principal executive officer and our two most other highly compensated executive officers for fiscal year 2024, were:

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Eric D. Shaff, our President and Chief Executive Officer;
•
Lisa von Moltke, M.D., our Executive Vice President and Chief Medical Officer*; and
•
Thomas J. DesRosier, our Executive Vice President, Chief Legal Officer and Secretary.

*On February 22, 2025, Dr. von Moltke notified us of her resignation as Executive Vice President and Chief Medical Officer, effective as of March 14, 2025.

Stockholder Advisory Vote on Executive Compensation and Stockholder Engagement

At our 2024 Annual Meeting of Stockholders, approximately 65% of the votes cast approved, on an advisory basis, the compensation of our NEOs for fiscal year 2023. Following our 2024 Annual Meeting of Stockholders, we contacted stockholders collectively holding approximately 43% of our shares outstanding for feedback on certain elements of our compensation program, and we met with stockholders collectively holding approximately 27% of our shares outstanding. At the time of outreach, a significant portion of our shares outstanding were held by retail holders, which prevented us from replicating the outreach efforts typically seen by larger reporting companies.

Our efforts supplemented ongoing communications between our management and stockholders regarding our financial performance, business strategy and results and expanded upon the outreach to stockholders prior to and in connection with our 2025 Annual Meeting. Our objectives were to gain a better understanding of stockholders' views on our executive compensation practices and policies and related governance topics. Our stockholders expressed that they were generally comfortable with the fundamental aspects of our executive compensation practices and programs. However, in light of the stockholder advisory vote, and in conjunction with a number of other factors in making decisions about our executive compensation program, including input from the Compensation and Talent Committee's independent outside consultant, our Compensation and Talent Committee refined executive compensation in 2024.

For example, in 2024, we introduced performance-based options to our executive compensation program. Consistent with a pay for performance philosophy, these options vest only upon the attainment of certain share price thresholds and, as such, align executive interests with those of our stockholders by further linking our executive compensation opportunities to the creation of stockholder value. Specifically, the options vest as to the first 50% of shares subject to the options upon achievement of a 30-day trailing average public market closing price per share of common stock greater than or equal to $3.00, which at the time of grant, represented a ~200% increase in share price. The options vest as to the remaining 50% of shares subject to the options upon achievement of a 30-day trailing average public market closing price per share of common stock greater than or equal to $5.00, which at the time of grant, represented a ~400% increase in share price. The options were subject to the further limit that no vesting could occur prior to first anniversary of the date of grant, even if the share price performance goals were earlier attained. As of March 3, 2025, all such performance options remained unvested.

In addition, in keeping with our pay for performance compensation philosophy and to recognize our share price underperformance for the year, the Compensation and Talent Committee elected to award the corporate objective portion of our NEO's 2024 bonus based on 100% despite 112% corporate achievement.

EXECUTIVE SUMMARY

Compensation Highlights:

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Base Salaries: We did not make adjustments to base salaries in 2024 given share price performance and based on our review of our position to market against our peer group, and considering the roles and responsibilities of our NEOs.
•
Annual Bonus: Our annual bonus program continues to align our NEOs with our overall corporate strategy. Based on the Compensation and Talent Committee’s assessment of our overall performance, the corporate objective portion of the 2024 target bonus levels funded at 100% for each of our NEOs. Our CEO’s bonus is based solely on Company performance. Bonuses for our NEOs, other than our CEO, factor in both Company and individual performance. Consistent with our pay for performance philosophy, the individual bonus achievement was 100% for each of Dr. von Moltke and Mr. DesRosier.
•
Annual Equity Awards: In 2024, our NEOs received long-term incentive awards in the form of time-based restricted stock units and stock options. In 2024, we introduced performance-based options to enhance executive focus on our stock price performance and sustained long-term growth.

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance.

We intend that the total compensation of our NEOs reflect a “pay for performance” compensation philosophy. As detailed in the next section, we generally target total compensation relative to the 50th percentile of our peer group, but the Compensation and Talent Committee retains discretion to adjust compensation reflecting individual factors or performance. Our executive compensation program consists of three primary components: base salary, annual performance-based cash incentive awards and periodic equity-based incentives, which, in 2024, consisted of grants of stock options and restricted stock units.

Compensation Setting Process

Role of Board of Directors, Compensation and Talent Committee and Executive Officers

The Compensation and Talent Committee evaluates and recommends the compensation for our President and Chief Executive Officer to the Board and makes compensation decisions regarding all of our other NEOs. Our President and Chief Executive Officer reviews the performance of our other executive officers and then makes recommendations to the Compensation and Talent Committee to assist it in determining their compensation levels. While the Compensation and Talent Committee utilizes this information and values management’s observations with regard to compensation, the ultimate decisions regarding executive compensation are made by the Compensation and Talent Committee, except the compensation for our President and Chief Executive Officer, which is made by the Board.

Role of Compensation Consultant

Our Compensation and Talent Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making executive compensation decisions. Our Compensation and Talent Committee engages compensation consultants to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Alpine Rewards, LLC, or Alpine, has advised our Compensation and Talent Committee since October 2022. When making executive compensation decisions in 2024, our Compensation and Talent Committee considered advice and data provided by Alpine and met with Alpine to discuss compensation of our executive officers, including our President and Chief Executive Officer. Alpine reported directly to the Compensation and Talent Committee; however, our President and Chief Executive Officer consulted with Alpine with respect to his assessments of the compensation of executive officers other than himself.

Alpine provided the Compensation and Talent Committee with peer group and market information that the Compensation and Talent Committee used when determining whether our executive compensation is competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies. Alpine provided no additional services to us other than in its role of advising our Compensation and Talent Committee. The Compensation and Talent Committee has considered the adviser independence factors required under SEC rules and Nasdaq listing standards as they relate to Alpine and does not believe Alpine's work in 2024 raised a conflict of interest.

The Compensation and Talent Committee recognizes the very competitive market for executive talent in our industry, and the importance of attracting and retaining strong talent as our business continues to evolve. Our positioning on compensation is intended to keep the Company competitive while strongly incentivizing performance and appropriately controlling executive compensation cost.

2024 Peer Group

In connection with the Compensation and Talent Committee’s review of our executive compensation programs in late 2023, Alpine provided market data and analysis relative to a peer group selected by the Compensation and Talent Committee. Peer group companies were selected based on the following parameters:

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Company Type: Biopharmaceutical companies;
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Stage of Development: US-based, late-stage pre-commercial and recently commercial;
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Market Capitalization: Between $200 million and $2 billion; and
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Headcount: Between 150 and 1,200 employees.

Compared to the prior year, the criteria used to review and select peers was adjusted as follows: the stage of development was updated to include late-stage pre-commercial and recently commercial companies (as the stage was previously only companies that recently submitted a NDA or BLA); the market capitalization range was increased (as the range was previously $150 million to $1.5 billion); the headcount range was decreased (as the range was previously 150 to 1,500 employees); and revenue was removed (as the range was previously under $500 million).

Given these changes in peer company profiles, Alpine recommended and, in August 2023, the Compensation and Talent Committee approved, the removal of three companies and the addition of five new peer companies that better aligned with the Company’s profile to form the following compensation peer group:

Amylyx Pharmaceuticals, Inc.	Arcutis Biotherapeutics, Inc.	Ardelyx, Inc.
Atara Biotherapeutics Inc.	Atea Pharmaceuticals, Inc.	bluebird bio Inc.
Chinook Therapeutics, Inc.	Collegium Pharmaceutical, Inc.*	Crinetics Pharmaceuticals, Inc.
Deciphera Pharmaceuticals, Inc.	Enanta Pharmaceuticals, Inc.*	ImmunoGen, Inc.
Ironwood Pharmaceuticals, Inc.*	Karyopham Therapeutics, Inc.	MacroGenics, Inc.
Mirum Pharmaceuticals, Inc.*	Revance Therapeutics, Inc.	Rhythm Pharmaceuticals, Inc.
Travere Therapeutics, Inc.*
* Indicates new peer companies.

The Compensation and Talent Committee believes the constituent companies in the peer group are similar to us based on development stage, industry, executive role considerations and market capitalization and are representative of our competitors for talent and capital. Alpine provided the Compensation and Talent Committee with a competitive assessment of our compensation program for executive officers against the peer group with respect to pay philosophies, pay mix, cash and equity-linked compensation. The Compensation and Talent Committee utilizes the peer group in making compensation decisions to help ensure our compensation program for executive officers adheres to our compensation philosophy of maintaining executive pay that rewards performance while remaining competitive, commensurate with the executive officers’ responsibilities and consistent with market trends in executive compensation practices for comparable companies.

Elements of Our Executive Compensation Program

Historically, and for fiscal 2024, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	Attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income.
Cash-Based Incentive Compensation	Promotes short-term performance objectives and rewards executives for their contributions toward achieving those objectives.
Equity-Based Compensation	Aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent.
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Aids in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a Change in Control.
Retirement, Health, Welfare and Additional Benefits	Aids in attracting and retaining executive talent by supplementing competitive compensation packages.

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Our NEOs receive base salary to compensate them for the satisfactory performance of duties to our Company. The base salary payable to each NEO is intended to provide a visible and stable fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability.

Our Compensation and Talent Committee periodically reviews NEO base salaries in consultation with management and the committee's compensation consultant to determine whether any adjustments are necessary or appropriate. After making no adjustments to base salaries for 2024, we elected to increase the 2025 base salary of Mr. Shaff by 2% and our other NEOs by 3% to remain aligned with the competitive range while considering individual performance, experience, and level of contribution. The following table shows the annual base salaries of our NEOs for 2023, 2024 and 2025. All annual base salary increases were effective January 1 of the given year.

Name	2023 Annual Base Salary ($)	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)
Eric D. Shaff	685,000	685,000	700,000
Lisa von Moltke, M.D.	515,000	515,000	530,500
Thomas J. DesRosier	498,000	498,000	512,900

Cash-Based Incentive Compensation

Our NEOs generally have the opportunity to earn annual performance bonuses based on the achievement of short-term performance goals. The NEOs’ 2024 target annual cash bonuses, expressed as a percentage of base salary, were: 60% for Mr. Shaff and 40% for the other NEOs.

Our Compensation and Talent Committee generally determines annual bonuses for our NEOs by multiplying (a) base salary, by (b) target cash bonus percentage, by (c) the level of achievement of corporate and/or individual performance objectives. In addition, the Compensation and Talent Committee retains discretion to adjust annual bonuses as it determines to be appropriate to reflect company performance, individual performance or other factors that the committee believes to be appropriate. For our NEOs, except Mr. Shaff, the achievement of 2024 corporate objectives was weighted 80% and the achievement of individual objectives was weighted at 20%. Mr. Shaff’s 2024 bonus was weighted 100% on corporate objectives.

The table below provides additional details about the Compensation and Talent Committee’s assessment of our actual performance against our 2024 corporate objectives. Individual objectives are analyzed based on the business judgement of the Compensation and Talent Committee's subjective analysis of individual goals achieved in support of each of our corporate goals and are not based on specified performance measures.

2024 Corporate Objectives	Initial Weighting	Post-VOWST Transaction Weighting	Assessed Performance	% Achieved	Total
VOWST
Supply delivery: Meet supply forecast by packing >7,100 patient packs	7.5%	10.0%	Completed a total of 7,664 patient packs in 2024 and released them for distribution (108% of goal) despite production being halted during the negotiation of the VOWST transaction	108.0%	10.8%
Improved efficiency: Cost reduction (improve DP yield to 375 average output at DP)	7.5%	0.0%	Deprioritized: Was on track to target when new investment was halted because of the VOWST transaction	n/a	0.0%
Regulatory flings: Support VOWST regulatory filings to deliver process efficiencies planned in 2024 (e.g., batch size increases, Type C meeting, etc.)	7.5%	10.0%	1st BLA report filed on time (6/25) and additional submissions executed	100.0%	10.0%
Bacthera expansion: Deliver on Bacthera capacity expansion PPQ on-time; remain on track for TBD PAS filing	7.5%	0.0%	Deprioritized: Bacthera expansion not pursued post-VOWST transaction	n/a	0.0%
Pharmacovigilance: Submit final protocol for safety surveillance study per FDA timeline (end of Sept 2024)	10.0%	12.5%	Final protocol submitted on 9/30	100.0%	12.5%
SER-155
Phase 1b Cohort 2 readout: SER-155-001 Cohort 2 topline readout (Q3 2024)	30.0%	32.5%	Readout executed 2.5 weeks early; joint readout coordinated with R&D to maximize external impact; significant clinical endpoints support advancement	125.0%	40.6%
Corporate
Finance: Maintain expenses (actual spend < +5% of approved budget)	20.0%	22.5%	Total opex, interest & other cash items were 4.6% favorable to 2024 restated budget	100.0%	22.5%
Employee engagement and development: Managers engaging >75% of employees in at least 3 quarterly performance and development check-ins	10.0%	12.5%	Exited Q4 at >90% check in engagement between managers and employees for three quarters vs. 75% target	125.0%	15.6%
Total	100.0%	100.0%			112.0%

In February 2025, the Compensation and Talent Committee determined our 2024 corporate objectives were achieved at the 112% level. However, in consultation with management and based on guidance from Alpine, the Compensation and Talent Committee elected to award the corporate objective portion of our NEO's 2024 bonus based on 100% corporate achievement. These adjustments were made primarily to recognize our share price performance for the year and in keeping with our pay for performance compensation philosophy. The individual performance component of the 2024 NEO bonuses was achieved at 100% for each of Dr. von Moltke and Mr. DesRosier. The actual amounts paid to our NEOs under our 2024 annual cash bonus program are set forth in the 2024 Summary Compensation Table below.

Our Compensation and Talent Committee periodically reviews NEO target bonus amounts in consultation with management and the committee's compensation consultant to determine whether any adjustments are necessary or appropriate. The NEOs’ 2025 target annual cash bonus opportunity, expressed as a percentage of base salary, is: 60% for Mr. Shaff and 40% for our other NEOs, which percentages are unchanged from 2024.

Equity-Based Compensation

We maintain the 2015 Incentive Award Plan (as amended and restated, the “2015 Plan”), under which we may grant equity incentive awards to directors, employees and consultants of our Company and our affiliates, to enable us to attract and retain services, skills and experience of these individuals, which we believe are essential to our long-term success. We do not currently have any formal policy for determining the number or types of equity-based awards to grant to NEOs.

We typically grant equity incentive awards to employees when they commence employment with us and annually in conjunction with our review of individual performance. We may grant additional awards in the discretion of our Board of Directors or Compensation and Talent Committee. Our stock options allow employees to purchase shares of our Common Stock at a price equal to the fair market value of our Common Stock on the grant date, as determined under the applicable equity incentive plan, and may be intended to qualify as “incentive stock options” under the Internal Revenue Code of 1986, as amended (the “Code”). We believe stock options directly align the interests of our NEOs with those of our shareholders while ensuring the retention of our executive team. Our restricted stock units represent the right to receive one share of our Common Stock or its cash value equivalent upon vesting.

Our stock options typically vest as to 25% of the shares subject to the option on the first anniversary of the grant date (or service commencement date for initial grants) and in 12 quarterly installments during the three-year period thereafter, subject to the holder’s continued service with us. Our restricted stock units typically vest as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued service with us. From time to time, our Board of Directors or Compensation and Talent Committee may also construct alternate vesting schedules as it determines are appropriate to motivate particular employees. In 2024, we also granted performance-based options that vest if the 30-day trailing average public market closing price of our Common Stock achieves certain price thresholds. Stock options and restricted stock units granted to our employees may be subject to accelerated vesting in certain circumstances, as described in the section titled “Employment Agreements.”

In the first quarter of each calendar year, we generally grant equity incentive awards based on competitive market practices and the retention value that NEOs have from past equity awards.

In February 2024, we granted time-based stock options, performance-based stock options and time-based restricted stock units to our NEOs in the following amounts and with the vesting schedule indicated in the table below.

Name	Time-Based Options Granted (#)(1)	Performance-Based Options Granted (#)(2)	Time-Based Restricted Stock Units Granted (#)(3)
Eric D. Shaff	637,500	822,580	106,250
Lisa von Moltke, M.D.	213,750	287,905	35,625
Thomas J. DesRosier	213,750	287,905	35,625

(1)
Options vest as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter. The options are subject to the holder’s continued employment with us through the applicable vesting date.
(2)
Options vest (i) as to 50% of the total shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $3.00 and (ii) as to the remaining 50% of the shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $5.00. The options are subject to the holder’s continued employment with us through the applicable vesting date.
(3)
Vest as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”

Severance and Change in Control Arrangements

We are party to employment agreements with each of our NEOs, which generally provide for severance benefits and payments upon a termination without cause or for good reason and enhanced severance benefits and payments if such termination is within 60 days prior to or 12 months following a change in control. Our Compensation and Talent Committee believes that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. Particularly, such arrangements can mitigate a potential disincentive for our NEOs when they are evaluating a potential acquisition of the Company and can encourage retention through the conclusion of the transaction. The payments and benefits provided under our severance and change in control arrangements are designed to be competitive with market practices. A description of these arrangements, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2024, are set forth in “Employment Agreements and —Potential Payments Upon Termination or Change in Control” below.

Retirement, Health, Welfare and Additional Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, life insurance, short-term disability and long-term disability to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We believe these benefits are necessary and appropriate to provide a competitive compensation package to our NEOs.

We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Code, to the same extent as all of our other full-time employees. During 2024, we made discretionary employer matching contributions equal to 50% of elective contributions made by participants in the 401(k) plan, up to 6% of a participant’s eligible compensation. These matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our employee compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. We did not provide perquisites or special personal benefits to our NEOs for 2024.

Tax Considerations

As a general matter, the Compensation and Talent Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Executive Compensation Tables

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Eric D. Shaff	2024	685,000	116,875	1,459,835	411,000	9,297	2,682,007
President and Chief Executive Officer	2023	685,000	993,713	1,140,925	328,800	9,898	3,158,336
Lisa von Moltke, M.D.	2024	515,000	39,188	502,178	206,000	7,988	1,270,353
Executive Vice President and Chief Medical Officer	2023	515,000	412,440	433,552	201,880	8,269	1,571,141
Thomas J. DesRosier	2024	498,000	39,188	502,178	199,200	9,942	1,248,507
Executive Vice President and Chief Legal Officer

(1)
Represents the aggregate grant date fair value of the option awards and stock awards computed in accordance with FASB ASC Topic 718. For a description of the assumptions used in valuing option awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The amount included for performance-based options is based upon the probable outcome of the applicable performance conditions as of the date of grant. The amount also represents the potential value of the award assuming maximum achievement of the performance conditions.
(2)
Represents amounts paid under our annual cash bonus program. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Cash-Based Incentive Compensation.”
(3)
Consists of company matching contributions under our 401(k) plan. For additional information regarding these amounts, refer to “—Elements of Our Executive Compensation Program—Retirement, Health, Welfare and Additional Benefits.”

Grants of Plan-Based Awards in Fiscal 2024

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2024 to help explain information provided above in our Summary Compensation Table. All awards are granted under the 2015 Plan.

Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards Target ($)(1)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
Eric Shaff	2/14/2024				637,500	1.10	596,126
	2/14/2024		822,580			1.10	863,709
	2/14/2024			106,250			116,875
		411,000
Lisa von Moltke, M.D.	2/14/2024				213,750	1.10	199,878
	2/14/2024		287,905			1.10	302,300
	2/14/2024			35,625			39,188
		206,000
Thomas J. DesRosier	2/14/2024				213,750	1.10	199,878
	2/14/2024		287,905			1.10	302,300
	2/14/2024			35,625			39,188
		199,200

(1)
Amounts reflect potential payouts under our 2024 annual bonus program. The target amount is based on a percentage of the individual’s fiscal year 2024 base salary. No minimum threshold amount or maximum amount beyond the target amount was established. Please see the description of the annual bonus program under “Annual Cash Bonuses” in the narrative compensation disclosure above.
(2)
Option vests (a) as to 50% of the total shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $3.00 and (b) as to the remaining 50% of the shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $5.00, subject to the holder’s continued employment with us through the applicable vesting date.
(3)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(4)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the vesting commencement date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(5)
Amounts reflect the full grant-date fair value of stock options and stock awards granted during fiscal year 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of option awards made to our NEOs in Note 11 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31,

2024. The amount shown for performance-based options is based upon the probable outcome of the applicable performance conditions as of the date of grant. The amount also represents the potential value of the award assuming maximum achievement of the performance conditions.

Outstanding Equity Awards at 2024 Fiscal Year End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Eric D. Shaff	2/14/2024 (1)	—	637,500		1.10	2/13/2034
	2/14/2024 (4)			822,580	1.10	2/13/2034
	2/14/2024 (3)						106,250	88,294
	2/3/2023 (1)	109,375	140,625		5.50	2/2/2033
	2/3/2023 (3)						70,313	58,430
	2/4/2022 (1)	343,750	156,250		7.38	2/3/2032
	2/4/2021 (1)	328,125	21,875		26.34	2/3/2031
	1/29/2020 (1)	1,000,000	—		3.30	1/28/2030
	1/25/2019 (1)	275,000	—		6.01	1/24/2029
	1/30/2018 (1)	120,000	—		10.42	1/29/2028
	1/26/2017 (1)	105,000	—		9.89	1/25/2027
	2/1/2016 (1)	78,500	—		26.20	1/31/2026
	6/26/2015 (2)	100,000	—		18.00	6/25/2025
Lisa von Moltke, M.D.	2/14/2024 (1)	—	213,750		1.10	2/13/2034
	2/14/2024 (4)			287,905	1.10	2/13/2034
	2/14/2024 (3)						35,625	29,604
	2/3/2023 (1)	41,562	53,438		5.50	2/2/2033
	2/3/2023 (3)						26,719	22,203
	2/4/2022 (1)	120,312	54,688		7.38	2/3/2032
	2/4/2021 (1)	103,125	6,875		26.34	2/3/2031
	4/6/2020 (1)	325,000	—		3.32	4/5/2030
Thomas J. DesRosier	2/14/2024 (1)	—	213,750		1.10	2/13/2034
	2/14/2024 (4)			287,905	1.10	2/13/2034
	2/14/2024 (3)						35,625	29,604
	2/3/2023 (1)	37,187	47,813		5.50	2/2/2033
	2/3/2023 (3)						23,907	19,867
	2/4/2022 (1)	89,375	40,625		7.38	2/3/2032
	2/4/2021 (1)	93,750	6,250		26.34	2/3/2031
	1/29/2020 (1)	350,000	—		3.30	1/28/2030
	1/25/2019 (1)	84,800	—		6.01	1/24/2029
	1/30/2018 (1)	80,000	—		10.42	1/29/2028
	1/26/2017 (1)	60,000	—		9.89	1/25/2027
	6/1/2016 (5)	100,000	—		30.90	5/31/2026

(1)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the grant date, and as to 6.25% of the shares subject to the option upon each consecutive three months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(2)
Option vests as to 25% of the total shares subject to the option on the first anniversary of the grant date, and as to 6.25% of the shares subject to the option on the last day of each calendar quarter during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(3)
Restricted stock unit award vests as to 25% of the restricted stock units on the first 15th day of the calendar month that immediately follows the first anniversary of the grant date, and as to 6.25% of the restricted stock units upon completion of each three consecutive months of service during the three-year period thereafter, subject to the holder’s continued employment with us through the applicable vesting date and potential accelerated vesting as described in the section titled “Employment Agreements.”
(4)
Option vests (a) as to 50% of the total shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $3.00 and (b) as to the remaining 50% of the shares subject to the option upon achievement of a 30-day trailing average public market closing price per share of the Company's common stock greater than or equal to $5.00, subject to the holder’s continued employment with us through the applicable vesting date.
(5)
Option vested as to 25% of the shares on May 16, 2017. The remainder of the shares vested in 12 equal quarterly installments thereafter.
(6)
Market value calculated using the closing price per share of our Common Stock on December 31, 2023 (the last trading day of 2024) of $0.831.

Option Exercises and Stock Vested in Fiscal 2024

The following table shows the stock vested for our NEOs during fiscal 2024. None of our NEOs exercised stock options during fiscal 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric D. Shaff	27,837 (1)	19,622
	54,687 (2)	53,692
Lisa von Moltke, M.D.	13,744 (1)	9,688
	20,781 (2)	20,403
Thomas J. DesRosier	13,500 (1)	9,516
	18,593 (2)	18,255
(1)
The restricted stock unit awards vested on October 27, 2024, the date that was eighteen months following the Compensation and Talent Committee's determination that the BLA for VOWST had been approved by the FDA.
(2)
The restricted stock unit awards vested as to 25% of the restricted stock units on February 15, 2024, 6.25% of the restricted stock units on May 15, 2024, 6.25% of the restricted stock units on August 15, 2024, and 6.25% of the restricted stock units on November 15, 2024.

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of our NEOs. Certain key terms of these agreements are described below.

Eric D. Shaff

Under the terms of our employment agreement with Mr. Shaff, if we terminate Mr. Shaff’s employment without cause or he resigns for good reason, each within the meaning of his employment agreement, he will be entitled to receive 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and immediate vesting of any time-based equity awards that would have otherwise become vested solely as a result of Mr. Shaff’s continued service during the twelve month period following his termination of employment. Mr. Shaff’s employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, Mr. Shaff is entitled to accelerated vesting of his time-based equity awards, 18 months of continued base salary, up to 18 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.5 times his target bonus for the year of termination.

Mr. Shaff has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of his employment.

Mr. Shaff’s employment agreement contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to Mr. Shaff in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Lisa von Moltke, M.D., and Thomas J. DesRosier

Under the terms of our employment agreement with each respective executive, if we terminate the executive other than for cause or the executive resigns for good reason, each within the meaning of the respective employment agreement, the executive will be entitled to receive 12 months of continued base salary and up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected. Each executive's employment agreement provides that, upon any such termination within 60 days prior to or 12 months following a change in control, in lieu of the benefits described in the previous sentence, the executive is entitled to accelerated vesting of the executive's time-based equity awards, 12 months of continued base salary, up to 12 months of continued medical, dental or vision coverage pursuant to COBRA, if elected, and a lump sum cash amount equal to 1.0 times the executive's target bonus for the year of termination.

Each of the employment agreements contains a parachute payment “best pay” provision, under which payments and benefits in connection with a change in control made pursuant to the employment agreement or otherwise will either be made to the NEO in full or as to such lesser amount as which would result in no portion of the payments and benefits being subject to an excise tax under Section 4999 of the Code, whichever of the foregoing amounts is greater on an after-tax basis.

Each executive has also agreed to refrain from disclosing our confidential information during or at any time following the executive's employment with us and from competing with us or soliciting our employees or consultants for 12 months following termination of the executive's employment.

Potential Payments Upon Termination or Change in Control

In accordance with SEC rules, the following table summarizes the payments that would be made to certain of our NEOs upon the occurrence of certain qualifying terminations of employment, assuming such NEO’s termination of employment with the Company occurred on December 31, 2024 and, where relevant, that a change in control of the Company occurred on December 31, 2024. Amounts shown in the table below do not include (1) accrued but unpaid salary and (2) other benefits earned or accrued by the NEOs during employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause or for Good Reason (no Change in Control) ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control) ($)(1)
Eric Shaff	Continued Base Salary	1,027,500	1,027,500
	Bonus Lump Sum	0	616,500
	Continued Healthcare	61,025	61,025
	Equity Acceleration (2)	64,597	146,724
	Total (3)	1,153,122	1,851,749
Lisa von Moltke, M.D.	Continued Base Salary	515,000	515,000
	Bonus Lump Sum	0	206,000
	Continued Healthcare	14,668	14,668
	Equity Acceleration (2)	0	51,808
	Total (3)	529,668	787,476
Thomas J. DesRosier	Continued Base Salary	515,000	515,000
	Bonus Lump Sum	0	206,000
	Continued Healthcare	26,988	26,988
	Equity Acceleration (2)	0	49,471
	Total (3)	541,988	797,460

(1)
Assumes awards are not assumed or substituted in connection with the change in control.
(2)
With respect to options, the value of equity acceleration was calculated by multiplying (i) the number of accelerated shares of common stock underlying the options by (ii) the excess, if any, of $0.831, the closing trading price of our common stock on December 31, 2024, over the exercise price for the options. With respect to RSUs, the value of equity acceleration was calculated by multiplying the number of accelerated RSUs, by $0.831, the closing trading price of our common stock on December 31, 2024.
(3)
Amounts shown are the maximum potential payment the NEO would have received as of December 31, 2024. Amounts of any reduction pursuant to the 280G best pay provision, if any, would be calculated upon actual termination of employment.

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance, this section presents the SEC-defined “Compensation Actually Paid,” or CAP. Also required by the SEC, this section compares CAP to various measures used to gauge our performance. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in this proxy statement, not in replacement.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2022, 2023 and 2024, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)
2024	2,682,007	1,906,325	1,259,430	988,400	24	136,000
2023	3,158,336	(517,565)	1,695,799	260,831	41	(113,724,000)
2022	4,006,248	1,574,321	1,706,633	1,109,334	162	(250,157,000)

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Eric Shaff	Lisa von Moltke, M.D., and Thomas J. DesRosier
2023	Eric Shaff	Teresa L. Young, Ph.D. and Lisa von Moltke, M.D.
2022	Eric Shaff	David Arkowitz, Lisa von Moltke, M.D., Matthew Henn, Ph.D., and Paula A. Cloghessy

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

Adjustments	2024
	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,576,710)	(541,365)
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, Determined as of Applicable FY End	1,142,179	391,699
Increase Based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, Determined as of Vesting Date	0	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(204,725)	(68,859)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, Determined Based on Change in ASC 718 Fair Value from Prior FY End to Vesting Date	(136,426)	(52,504)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, Determined as of Prior FY End	0	0
Increase Based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0
Increase Based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0
Deduction for Change in the Actuarial Present Values Reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	0	0
Increase for Service Cost and, if Applicable, Prior Service Cost for Pension Plans	0	0
TOTAL ADJUSTMENTS	(775,682)	(271,029)

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for performance-based RSU awards, the same valuation methodology as RSU awards above except that the year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date; and (iii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the original expected life determined at grant, reduced by the amount of time elapsed from the grant date to the revaluation date, and adjusted based on relevant factors, including taking into account the stock price on the applicable revaluation date relative to the option’s strike price determined at grant, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and prior fiscal years.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for the fiscal years ended December 31, 2022, 2023 and 2024. TSR amounts reported in the graph assume an initial fixed investment of $100.

Policies and Practices Relating to the Timing of Equity Awards

Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation and Talent Committee uses its business judgment to determine the size of our equity awards and would consider any material nonpublic information that is known to the Compensation and Talent Committee before granting an award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation and Talent Committee has historically granted awards on a predetermined annual schedule.

During 2024, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

Director Compensation

Directors who are also our employees do not receive compensation for their service on our Board. Mr. Shaff served as a director and executive officer of our company during 2024. Refer to the 2024 Summary Compensation Table and related narrative disclosure above for information regarding the compensation Mr. Shaff received from us during 2024.

We maintain a compensation program for our non-employee directors providing for each non-employee director to receive the following amounts for serving on our Board:

•
effective March 19, 2024, an option to purchase 120,000 shares of our Common Stock upon the director’s initial election or appointment to our Board (the “Initial Award”);
•
if the director has served on our Board for at least six months as of the date of an annual meeting of stockholders, an option to purchase 60,000 (increased from 35,000 effective March 19, 2024) shares of our Common Stock on the date of the annual meeting (the “Subsequent Award”);
•
an annual base director fee of $45,000, and if the director serves as chairperson of our Board or lead independent director, an additional annual base director fee of $35,000; and
•
if the director serves on a committee of our Board, an additional annual fee as follows:
•
chairperson of the Audit Committee—$20,000;
•
Audit Committee member other than the chairperson—$10,000;
•
chairperson of the Compensation and Talent Committee—$15,000;
•
Compensation and Talent Committee member other than the chairperson—$7,500;
•
chairperson of the Nominating and Corporate Governance Committee—$10,000;
•
Nominating and Corporate Governance Committee member other than the chairperson—$5,000;
•
chairperson of the Science and Clinical Development Committee—$15,000; and
•
Science and Clinical Development Committee member other than the chairperson—$7,500.

Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our Common Stock on the grant date. The stock options granted upon a director’s initial election or appointment vest in four annual installments following the grant date. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting of stockholders or the first anniversary of the grant date. In addition, all unvested stock options vest in full immediately prior to a change in control.

Effective March 19, 2024, each non-employee director may elect on an annual basis to receive an option to purchase shares of our common stock in lieu of the director’s annual base director fee and, if applicable additional annual base director fee for service as chairperson or lead independent director. For 2024, the election applied to cash fees earned for the period July 1, 2024 to June 30, 2025. The number of shares subject to any such option is determined by dividing the cash amount of the base director fee or additional base director fee, as applicable, by the Black-Scholes value of the option, computed in accordance with the terms of the director compensation program on the applicable grant date. Each such option is granted automatically on July 1 of the applicable year and vests in four equal quarterly installments occurring on each October 1, January 1, April 1 and July 1 following the grant date, provided that if the next annual meeting of the Company’s stockholders after the grant date occurs before the first anniversary of the grant date, the final quarterly vesting installment will vest on the day immediately prior to the date of such annual meeting.

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

2024 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dennis A. Ausiello, M.D.(2)	81,250	59,008	140,258
Stephen A. Berenson(3)	112,500	74,767	187,267
Paul R. Biondi	65,625	38,748	104,373
Willard H. Dere, M.D.	78,125	38,748	116,873
Claire M. Fraser, Ph.D.	78,125	38,748	116,873
Kurt C. Graves(2)	75,000	59,008	134,008
Richard N. Kender	92,271	38,748	131,019

(1)
Represents the aggregate grant date fair value of the option awards granted during 2024 computed in accordance with FASB ASC Topic 718. The amounts for Dr. Ausiello and Mr. Graves include $20,260 and for Mr. Berenson includes $36,019, representing the excess of the grant date fair value of the options received in July 2024 in lieu of cash fees over the amount of those fees for service during 2024. The grant date fair value of these options exceeds the 2024 cash fee amount because, as described below, the options were received in lieu of cash fees otherwise payable for services performed from July 1, 2024 through June 30, 2025. For a description of the assumptions used in valuing these awards, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The table below shows the number of option awards held as of December 31, 2024 by each of our directors who are not NEOs. None of our directors held unvested stock awards as of that date.

Name	Option Awards Outstanding as of December 31, 2024 (#)
Dennis A. Ausiello, M.D.	382,564
Stephen A. Berenson	327,782
Paul R. Biondi	213,000
Willard H. Dere, M.D.	243,000
Claire M. Fraser, Ph.D.	143,000
Kurt C. Graves	337,564
Richard N. Kender	258,000

(2)
Dr. Ausiello and Mr. Graves elected to receive payment of their annual base director fee earned from July 1, 2024 through June 30, 2025 in the form of stock options. Accordingly, in July 2024, Dr. Ausiello and Mr. Graves were each issued an option to purchase 64,564 shares with a grant date fair value of $40,520 (in lieu of $22,500 in cash fees for July through December 2024 and $22,500 in cash fees for January through June 2025).
(3)
Mr. Berenson elected to receive payment of his annual base director fee and additional annual base director fee for service as chairperson or lead independent director earned from July 1, 2024 through June 30, 2025 in the form of stock options. Accordingly, in July 2024, Mr. Berenson was issued options to purchase 114,782 shares with an aggregate grant date fair value of $72,037 (in lieu of $40,000 in cash fees for July through December 2024 and $40,000 in cash fees for January through June 2025).

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)(1)
Equity compensation plans approved by security holders(2)	20,654,445	(3)	$6.71	7,003,798	(5)
Equity compensation plans not approved by security holders(6)	775,719		$1.03	1,696,205
Total	21,430,164		$6.46	8,700,003

(1)
Pursuant to the terms of the 2015 Incentive Award Plan (the “2015 Plan”), the number of shares of Common Stock available for issuance under the 2015 Plan automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the lesser of: (a) 4% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of shares as is determined by our Board. Pursuant to the terms of the 2015 Employee Stock Purchase Plan (the “2015 ESPP”), the number of shares of Common Stock available for issuance under the 2015 ESPP automatically increases on each January 1 until and including January 1, 2025, by an amount equal to the least of: (a) 400,000 shares, (b) 1% of the shares of Common Stock outstanding on the final day of the immediately preceding calendar year and (c) such smaller number of shares as is determined by our Board.
(2)
Consists of the 2012 Stock Incentive Plan (the “2012 Plan”), the 2015 Plan, and the 2015 ESPP.
(3)
Includes (a) 5,400 outstanding options to purchase stock under the 2012 Plan, and (b) 16,957,739 outstanding options to purchase stock and 1,613,229 restricted stock units under the 2015 Plan.
(4)
As of December 31, 2024, the weighted-average exercise price of outstanding options under the 2012 Plan was $3.32, and the weighted-average exercise price of outstanding options under the 2015 Plan was $6.71. Restricted stock units do not have an exercise price and were not included in calculating weighted average exercise prices.
(5)
As of December 31, 2024, a total of 7,003,798 shares of Common Stock were available for issuance, consisting of 2,078,077 shares available for future issuance under the 2015 ESPP, and 4,925,721 shares of Common Stock available for future issuance under the 2015 Plan.
(6)
Consists of the 2022 Plan. For a summary of the 2022 Plan, see Note 11 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth certain information with respect to holdings of our Common Stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of February 13, 2025, unless otherwise indicated. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 174,107,525 shares of Common Stock outstanding as of February 13, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 13, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 101 Cambridgepark Drive, Cambridge, MA 02140. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

NAME OF BENEFICIAL OWNER	NUMBER	PERCENTAGE
5% or Greater Stockholders
Entities affiliated with Flagship Pioneering[1]	23,117,045	13.3%
FMR LLC[2]	21,811,697	12.5%
Nestlé S.A.[3]	21,781,753	12.5%
Named Executive Officers and Directors
Eric D. Shaff[4]	2,892,640	1.6%
Lisa von Moltke, M.D.[5]	711,479	*
Thomas J. DesRosier[6]	1,214,994	*
Dennis A. Ausiello, M.D.[7]	366,423	*
Stephen A. Berenson[8]	302,676	*
Paul R. Biondi[9]	260,619	*
Willard H. Dere, M.D.[10]	274,746	*
Claire M. Fraser, Ph.D.[11]	119,000	*
Kurt C. Graves[12]	321,423	*
Richard N. Kender[13]	321,492	*
Hans-Juergen Woerle, M.D., Ph.D.	—	*
All executive officers and directors as a group (14 persons)[14]	8,604,450	4.7%

* Less than one percent.

1.
Based on a Schedule 13D/A filed on July 7, 2022 and information known to the Company. Consists of (i) 2,734,994 shares of Common Stock held by Flagship VentureLabs IV LLC (“VentureLabs IV”); (ii) 4,434,600 shares of Common Stock held by Flagship Ventures Fund IV, L.P. (“Flagship Fund IV”); (iii) 1,283,282 shares of Common Stock held by Flagship Ventures Fund IV-Rx, L.P. (“Flagship Fund IV-Rx”); (iv) 2,962,963 shares of Common Stock held by Flagship Pioneering Fund VI, L.P. (“Flagship Pioneering VI”); (v) 5,875,711 shares of Common Stock held by Nutritional Health LTP Fund, L.P (“Nutritional LTP”) and (vi) 5,825,495 shares of Common Stock held by Flagship Pioneering Fund VII, L.P. ("Flagship Fund VII and together with VentureLabs IV, Flagship Fund IV, Flagship Fund IV-Rx, Flagship Pioneering VI, and Nutritional LTP, the “Flagship Funds”). Flagship Fund IV is a member of VentureLabs IV and also serves as its manager. The general partner of Flagship Fund IV and Flagship Fund IV-Rx is Flagship Ventures Fund IV General Partner LLC (“Flagship Fund IV GP”). The general partner of Flagship Pioneering VI is Flagship Pioneering Fund VI General Partner LLC (“Flagship Fund VI GP”). The general partner of Nutritional LTP is Nutritional Health LTP Fund General Partner LLC (“Nutritional LTP GP”). The general partner of Flagship Fund VII is Flagship Pioneering Fund VII General Partner LLC ("Flagship Fund VII GP"). The manager of Flagship Fund VII GP, Flagship Fund VI GP and Nutritional LTP GP is Flagship Pioneering, Inc. (“Flagship Pioneering”). Noubar B. Afeyan, Ph.D. is the sole manager of Flagship Fund IV GP and sole director and shareholder of Flagship Pioneering and may be deemed to possess voting, dispositive and investment control over all shares held by the Flagship Funds. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge Massachusetts 02142.
2.
Based solely on a Schedule 13G/A filed on February 12, 2025 by FMR LLC and Abigail P. Johnson. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. According to the cover page of the Schedule 13G/A, (i) FMR LLC has sole voting power over 21,811,697 shares of Common Stock and sole dispositive power over 21,811,697 shares of Common Stock and (ii) Abigail P. Johnson has sole dispositive power over 21,811,697 shares of Common Stock. In addition, the Schedule 13G/A reports that the interest of Fidelity Growth Company Commingled Pool in the shares of Common Stock amounted to 9,702,826 shares of Common Stock. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
3.
Based solely on a Schedule 13D/A filed on October 2, 2024 by Nestlé S.A. (“Nestlé”) and SPN. The ultimate parent company of SPN is Nestlé, a publicly traded company. The Schedule 13D/A reported that as of October 2, 2024, (i) Nestlé had shared voting and dispositive power with respect to 21,781,753 shares and (ii) SPN had shared voting and dispositive power with respect to 21,781,753 shares. The address for Nestlé and SPN is Avenue Nestlé 55, 1800, Vevey Switzerland.

4.
Consists of (a) 170,389 shares of Common Stock held by Mr. Shaff, (b) 2,687,875 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025 and (c) restricted stock units for 34,376 shares of Common Stock that vest within 60 days of February 13, 2025.
5.
Consists of (a) 32,415 shares of Common Stock held by Dr. von Moltke, (b) 667,188 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025 and (c) restricted stock units for 11,876 shares of Common Stock that vest within 60 days of February 13, 2025.
6.
Consists of (a) 135,192 shares of Common Stock held by Mr. DesRosier, (b) 1,068,238 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025 and (c) restricted stock units for 11,564 shares of Common Stock that vest within 60 days of February 13, 2025.
7.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
8.
Consists of (a) 3,589 shares of Common Stock held by Mr. Berenson and (b) 299,087 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
9.
Consists of (a) 47,619 shares of Common Stock held by Mr. Biondi and (b) 213,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
10.
Consists of (a) 31,746 shares of Common Stock held by Dr. Dere and (b) 243,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
11.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
12.
Consists of shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
13.
Consists of (a) 63,492 shares of Common Stock held by Mr. Kender and (b) 258,000 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025.
14.
Consists of (a) 652,616 shares of Common Stock, (b) 7,872,922 shares of Common Stock underlying stock options that are currently exercisable or would be exercisable within 60 days of February 13, 2025 and (c) restricted stock units for 78,912 shares of Common Stock that vest within 60 days of February 13, 2025.

Certain Relationships

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Our finance team is primarily responsible for developing and implementing procedures to obtain information regarding potential related person transactions and for determining whether a related person transaction requiring compliance with our policy exists. Our Chief Executive Officer then presents the related person transaction to our Audit Committee. In reviewing and approving any such transaction, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions under our Code of Business Conduct and Ethics. No director may participate in approval of a related person transaction in which he or she is a related person. Our Audit Committee may also ratify related person transactions that were entered into by management because pre-approval was not feasible and transactions that were not initially recognized as related person transactions. If these transactions are not ratified, our management must make all reasonable efforts to cancel or annul such transactions. Our management must update our Audit Committee on material changes to any approved or ratified related person transaction and provide an annual status report on all then-current related person transactions.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2024.

Transactions with Related Parties

Asset Purchase Agreement

On September 30, 2024, Seres completed the sale (the “Transaction”) of the VOWST Business, including inventory and equipment, certain patents and patent applications, know-how, trade secrets, trademarks, domain names, marketing authorizations and related rights, documents, materials, business records and data and contracts that are used or held for use primarily in the development, commercialization and manufacturing of the microbiome product sold under the brand name VOWST as provided for in accordance with the terms of the Purchase Agreement (the “Product”), pursuant to the Asset Purchase Agreement, dated as of August 5, 2024 (the “Purchase Agreement”), by and among the Company and SPN, and a wholly-owned subsidiary of Nestlé Pursuant to the Purchase Agreement, SPN acquired specified assets and assumed specified liabilities from the Company related to the VOWST Business for:

•
a cash payment, payable upon completion of the transaction (“Closing”), of $100.0 million, less approximately $17.9 million owed by Seres to an affiliate of SPN as of March 31, 2024 under the existing license agreement between Seres and the SPN affiliate, less approximately CHF2.0 million in satisfaction of fees due under an existing manufacturing agreement between Seres and Bacthera AG;
•
cash installment payments of $50.0 million on January 15, 2025 and $25.0 million on July 1, 2025 (the “Installment Payments”), conditioned on Seres’ material compliance with obligations under the Transition Services Agreement to be entered into at Closing between Seres and SPN;
•
prepayment of the $60.0 million milestone payment tied to the achievement of worldwide annual net sales of the Product of $150.0 million (the “First Sales Milestone”), payable in cash at Closing (the “Prepaid Milestone”), which Prepaid Milestone will accrue interest at a fixed rate of 10% per annum until the First Sales Milestone is achieved and 5% per annum thereafter until the earlier of (x) the date on which the Prepaid Milestone, plus accrued interest thereon, has been repaid in full by set-off and (y) the last day of the Milestone Period (as defined below); and
•
future milestone payments of (x) $125.0 million tied to the achievement of worldwide annual net sales of the Product of $400.0 million and (y) $150.0 million tied to the achievement of worldwide annual net sales of the Product of $750.0 million, during the period from Closing until December 31 of the calendar year in which the tenth anniversary of Closing occurs (the “Milestone Period”) (together, the “Future Milestone Payments” and, together with the Prepaid Milestone, the “Milestone Payments”).

As they are earned, the Milestone Payments will be satisfied as follows: (1) first, by set-off against all accrued interest on the Prepaid Milestone until the amount of such accrued interest has been repaid in full, (2) second, by set-off against the outstanding balance of the Prepaid Milestone until the Prepaid Milestone has been repaid in full and (3) thereafter, in cash. If any amount of the Prepaid Milestone (and any accrued interest thereon) remains outstanding as of following the last day of the Milestone Period, the balance thereof (together with any interest accrued thereon) will be forgiven and the right of set-off of SPN with respect thereto shall be deemed forfeited by SPN. The Installment Payment due on July 1, 2025 will be reduced by approximately $1.5 million related to certain employment obligations assumed by SPN with respect to the period ending as of the Closing date.

We and SPN will share 50/50 in the net profit or net loss achieved during the period from the Closing Date until December 31, 2025, or the Profit Sharing Period, with the net profit or net loss calculated as (i) the net sales of VOWST in the United States and Canada, plus (ii) other income received in connection with the grant of a license or sublicense with respect to VOWST in the United States and Canada as described in the Purchase Agreement, minus (iii) allowable expenses directly attributable or reasonably allocable to certain development activities, commercialization activities, medical affairs activities, manufacturing activities or other relevant activities, as described in the Purchase Agreement. During the Profit Sharing Period, we will reimburse SPN for (i) certain payments under the exclusive license agreement between us and Memorial Sloan Kettering Cancer Center, (ii) certain costs incurred in connection with an ongoing post-marketing safety study of VOWST and (iii) 80.1% of all rent and other costs due to the landlord under the lease for our Waltham facility.

Pursuant to the Purchase Agreement, SPN paid us a cash payment, which was paid upon Closing, of $100 million, less approximately $17.9 million owed by us to an affiliate of SPN as of March 31, 2024 under the prior license agreement between us and the SPN affiliate, and less approximately CHF 2.0 million in satisfaction of fees due under an existing manufacturing agreement between us and Bacthera.

Transition Services Agreement

On September 30, 2024, in connection with the Closing, Seres entered into a transition services agreement (the “Transition Services Agreement”) with Nestlé Enterprises S.A., an affiliate of SPN (“NESA”). The Transition Services Agreement provides for services to be performed by Seres in order to facilitate a transition of the business associated with its VOWST Business to NESA and its affiliates. The scope of the transition services includes the provision of certain manufacturing services and certain administrative functions related to the VOWST Business and operations, including the maintenance of certain manufacturing services and the related facility in which such services are currently conducted. Seres will provide the manufacturing services until December 31, 2025, which period may be extended by up to six months (solely to ensure the manufacturing facility is in a state of compliance with the biologics license application for VOWST and readiness for potential regulatory inspection), and other services, until the later of the period specified in the schedule to the Transition Services Agreement for each service and June 30, 2026. NESA agreed to pay Seres for certain fixed costs, including a monthly fixed fee for preserved raw material suspension manufacturing, and will reimburse Seres for certain costs of the transition services performed by Seres under the Transition Services Agreement. The know-how and other intellectual property generated in connection with the performance of the Transition Services Agreement will be owned by NESA with Seres having a non-exclusive license to such know-how and other intellectual property under the Cross-License Agreement. During the term of the Transition Services Agreement, upon NESA’s request, Seres will transfer the specifications for materials and documentation necessary to enable preserved raw material suspension manufacturing services to a third party service provider designated by NESA. In the event of a material failure by Seres to deliver preserved raw material suspension under the Transition Services Agreement, NESA will have step-in rights to negotiate to enter into a direct lease with the landlord of the manufacturing facility with respect to the portion of such facility used in connection with the VOWST Business or to cause such services to be performed, with any reasonable out-of-pocket costs and expenses incurred in connection therewith reimbursed by Seres.

During the year ended December 31, 2024, NESA paid us $1.7 million for services under the Transition Services Agreement.

Cross-License Agreement

On September 30, 2024, in connection with the Closing, Seres entered into a cross-license agreement (the “Cross-License Agreement”) with SPN, pursuant to which Seres granted to SPN a perpetual, worldwide, non-exclusive, fully paid-up license under certain Seres patents that have been issued or will issue in the future and current know-how controlled by Seres that was not transferred to SPN pursuant to the Purchase Agreement. In the field of the treatment of Clostridioides difficile infections (“CDI”) and recurrent CDI and associated complications (collectively, the “CDI Field”) the license to SPN under Seres patents and know-how will be exclusive to SPN for five years after closing of the Transaction and co-exclusive between SPN and Seres following that five year period. The license from Seres to SPN is to issued Seres patents that currently or in the future cover VOWST, formerly known as SER-109 (the “Product”), or improvements thereof, and know-how that is used or reasonably useful in connection with the exploitation of the VOWST Business. Seres also granted SPN an exclusive, perpetual, worldwide, fully paid-up license under issued Seres patents that currently or in the future cover the Product and improvements thereof and know-how that is used or reasonably useful in connection with the exploitation of the Product to exploit SER-262 in the CDI Field. SPN granted to Seres a perpetual, worldwide, non-exclusive license under the patents and know-how that are transferred to SPN pursuant to the Purchase Agreement or developed under the Transition Services Agreement, for Seres’ products for use outside of the CDI Field, and after five years from Closing for Seres products containing designed, cultivated, bacterial consortia not manufactured using human stool (excluding SER-262) in the CDI Field. From and after Closing, certain license agreements between Seres, SPN, and/or their respective affiliates terminated and are of no further force or effect, except as contemplated by the Purchase Agreement.

Securities Purchase Agreement

On September 30, 2024, Seres entered into a securities purchase agreement (the “Securities Purchase Agreement”) with SPN, pursuant to which SPN purchased 14,285,715 shares of Seres’ Common Stock, at the Closing at a purchase price per share of $1.05, for an aggregate purchase price of $15 million. Under the terms of the Securities Purchase Agreement, SPN has agreed not to sell or transfer the Shares for a period of six months after Closing, subject to certain customary exceptions. Seres has agreed to register the resale of the Shares by SPN within 90 days of Closing. In addition, under the terms of the Securities Purchase Agreement, for as long as SPN, together with its affiliates, beneficially owns at least 10% of Seres’ outstanding shares of Common Stock, Seres agrees to take such action within its control to include one individual designated by SPN in the slate of nominees recommended by Seres’ Board (or the applicable committee of the Board) to Seres’ stockholders for election to the Board at the applicable stockholder meeting. The Securities Purchase Agreement contains customary representations and warranties and closing conditions.

Employee Support Agreement

On September 30, 2024, in connection with the Closing, the Company entered into an employee support agreement (the “Employee Support Agreement”) with SPN. Under the Employee Support Agreement, among other things and subject to the terms and conditions therein, certain Seres employees related to the VOWST Business who accept employment with SPN or one of its designated affiliates will provide the services they provided to Seres prior to the Transaction (as defined below) to SPN, as well as other services as SPN may reasonably request, from Closing until the day prior to the beginning of SPN’s or its designated affiliate’s next pay period following the Closing. SPN will reimburse Seres’ out of pocket costs in connection with such employees’ services, including certain compensation and benefits paid or provided to such employees pursuant to the terms of the Employee Support Agreement.

During the year ended December 31, 2024, SPN reimbursed us for $0.5 million of costs under the Employee Support Agreement.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the employment agreements with our named executive officers, see the section in this proxy statement entitled “Executive and Director Compensation—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Compensation and Talent Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2024, Paul R. Biondi, Kurt C. Graves, and Richard N. Kender served as members of our Compensation and Talent Committee. No member of our Compensation and Talent Committee during the fiscal year ended December 31, 2024 is or has been an officer or employee of our Company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that had an executive officer who served as a director on our Board or as a member of our Compensation and Talent Committee during the fiscal year ended December 31, 2024.

Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 101 Cambridgepark Drive, Cambridge, MA 02140 in writing not later than November 13, 2025.

Stockholders intending to present a proposal at the 2026 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2026 Annual Meeting of Stockholders no earlier than December 11, 2025 and no later than January 10, 2026. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after April 10, 2026, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2026 Annual Meeting and not later than the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Other Matters

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. In addition, to aid in the solicitation of proxies and related advisory services, we have retained Sodali & Co. for a fee of approximately $15,000. We may incur additional fees if we request additional services.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Seres’ Annual Report on Form 10-K

A copy of Seres’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including financial statements and schedules thereto, as filed with the SEC but not including exhibits, will be (i) mailed with this proxy statement and (ii) sent without charge, along with copies of the exhibits for a reasonable fee, to any stockholder of record on February 13, 2025 upon written request addressed to:

Seres Therapeutics, Inc.

Attention: Secretary

101 Cambridgepark Drive

Cambridge, MA 02140

You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2024 at www.serestherapeutics.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Thomas J. DesRosier, Secretary

Cambridge, Massachusetts

March 13, 2025

Appendix A

Seres Therapeutics, Inc.

2025 Incentive Award Plan

(as amended and restated effective [_______])

I.
Purpose

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section XI. This Plan constitutes an amendment and restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, as amended and restated from time to time.

II.
Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

III.
Administration and Delegation
(a)
Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
(b)
Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
IV.
Stock Available for Awards
(a)
Number of Shares. Subject to adjustment under Section VIII and the terms of this Section IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
(b)
Share Recycling. If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Overall Share Limit and shall not be available for future grants of Awards: (i) Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation); (ii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right; and (iii) Shares purchased on the open market with the cash proceeds from the exercise of Options.
(c)
Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 44,610,270 Shares may be issued pursuant to the exercise of Incentive Stock Options.
(d)
Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in Section IV(b) above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section IV(b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors immediately prior to such acquisition or combination.
(e)
Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000, increased to $1,000,000 in the first year an individual becomes a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

V.
Stock Options and Stock Appreciation Rights
(a)
General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section IX(i) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.
(b)
Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
(c)
Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.
(d)
Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section V(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section IX(e) for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
(e)
Payment Upon Exercise. The exercise price of an Option must be paid in cash, wire transfer of immediately available funds or by check payable to the order of the Company or, subject to Section X(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(i)
if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(ii)
to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(iii)
to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(iv)
to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(v)
any combination of the above permitted payment forms (including cash, wire transfer or check).
VI.
Restricted Stock; Restricted Stock Units
(a)
General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
(b)
Restricted Stock.
(i)
Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall not be paid to the Participant holding such Restricted Stock unless and until the vesting conditions applicable to such award of Restricted Stock are satisfied.
(ii)
Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c)
Restricted Stock Units.
(i)
Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(ii)
Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
(iii)
Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an

Award shall not be paid to the Participant holding such Award unless and until the vesting conditions applicable to the underlying Award are satisfied.
VII.
Other Stock or Cash Based Awards

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. If the Administrator provides, a grant of an Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents; provided that, Dividend Equivalents with respect to an Other Stock or Cash Based Award shall not be paid to the Participant holding such Other Stock or Cash Based Award unless and until the vesting conditions applicable to the underlying Other Stock or Cash Based Award are satisfied.

VIII.
Adjustments for Changes in Common Stock and Certain Other Events
(a)
Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section VIII(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
(b)
Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(i)
To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
(ii)
To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii)
To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iv)
To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(v)
To replace such Award with other rights or property selected by the Administrator; and/or
(vi)
To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
(c)
Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
(d)
General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section VIII(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section VIII.
(e)
Change in Control. Notwithstanding Section VIII(b) above, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced with a comparable award (as determined by the Administrator) by (i) the Company or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then immediately prior to the Change in Control, such Awards (other than any Award that is regularly scheduled to vest based on the attainment of Performance Criteria or other performance-based vesting conditions) will become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards will lapse, in which case, such Awards will be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Shares, which may be on such terms and conditions as apply generally to holders of Shares under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. An Award will be considered replaced with a comparable award if the Award is exchanged for an amount of cash or other property with a value equal to the amount that could have been obtained upon the settlement of such Award in such Change in Control (as determined by the Administrator), even if such cash or other property payable with respect to the unvested portion of such Award remains subject to similar vesting provisions following such Change in Control. Notwithstanding the foregoing, the Administrator will have full and final authority to determine whether an Assumption of an Award has occurred in connection with a Change in Control.
IX.
General Provisions Applicable to Awards
(a)
Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
(b)
Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)
Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
(d)
Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
(e)
Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such

Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates from any payment of any kind otherwise due to a Participant. Participants may satisfy such tax obligations in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, or subject to Section X(h) and any Company insider trading policy (including blackout periods), (i) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (ii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iii) any combination of the foregoing permitted payment forms (including cash, wire transfer or check). If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
(f)
Amendment of Award; No Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section VIII or pursuant to Section X(f). Notwithstanding the foregoing or anything in the Plan to the contrary, the Administrator may not, except pursuant to Section VIII, without the approval of the stockholders of the Company, reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights.
(g)
Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)
Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i)
Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code . Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
X.
Miscellaneous
(a)
No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
(b)
No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
(c)
Effective Date and Term of Plan. The Plan, as amended and restated, shall become effective as of the Amendment Date. The Plan will remain in effect until March 3, 2035, the tenth anniversary of the date the Plan, as amended and restated, was approved by the Board. No Awards may be granted under the Plan during any suspension period or after Plan termination. Notwithstanding anything in the Plan to the contrary, an Incentive Stock Option may not be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan.
(d)
Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(e)
Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f)
Section 409A.
(i)
General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section X(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(ii)
Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(iii)
Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
(g)
Limitations on Liability. Notwithstanding any other provisions of the Plan and to the fullest extent permitted by the General Corporation Law of the State of Delaware and the Company’s certificate of incorporation and bylaws, (a) no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
(h)
Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
(i)
Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section X(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section X(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
(j)
Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
(k)
Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(l)
Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
(m)
Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation, adopted effective as of October 2, 2023, as may be amended from time to time, and any other clawback, recoupment, forfeiture or similar policies or provisions of the Company or its affiliates.
(n)
Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
(o)
Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
(p)
Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
(q)
Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section IX(e): (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
XI.
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

(a)
“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
(b)
“Amendment Date” means the date on which this Plan, as amended and restated, is approved by the Company’s stockholders.

(c)
“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
(d)
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
(e)
“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
(f)
“Board” means the Board of Directors of the Company.
(g)
“Change in Control” means and includes each of the following:
(i)
A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (A) and (B) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(A)
which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)
after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h)
“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
(i)
“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(j)
“Common Stock” means the common stock of the Company.
(k)
“Company” means Seres Therapeutics, Inc., a Delaware corporation, or any successor.
(l)
“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
(m)
“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
(n)
“Director” means a Board member.
(o)
“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

(p)
“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares. No Dividend Equivalents shall be payable on Options or Stock Appreciation Rights.
(q)
“Employee” means any employee of the Company or its Subsidiaries.
(r)
“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
(s)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t)
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
(u)
“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
(v)
“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
(w)
“Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
(x)
“Option” means an option to purchase Shares.
(y)
“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
(z)
“Overall Share Limit” means the sum of (i) 44,604,870 Shares; and (ii) any shares of Common Stock which are subject to Prior Plan Awards which become available for issuance under the Plan pursuant to Section IV(b).
(aa)
“Participant” means a Service Provider who has been granted an Award.
(bb)
“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.
(cc)
“Plan” means this 2025 Incentive Award Plan, as amended or restated from time to time.
(dd)
“Prior Plans” means, collectively, the Seres Health, Inc. 2012 Stock Incentive Plan and any prior equity incentive plans of the Company or its predecessor.
(ee)
“Prior Plan Award” means an award outstanding under the Prior Plans as of the Plan’s effective date in Section X(c).
(ff)
“Restricted Stock” means Shares awarded to a Participant under Section VI subject to certain vesting conditions and other restrictions.
(gg)
“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
(hh)
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(ii)
“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(jj)
“Securities Act” means the Securities Act of 1933, as amended.
(kk)
“Service Provider” means an Employee, Consultant or Director.
(ll)
“Shares” means shares of Common Stock.
(mm)
“Stock Appreciation Right” means a stock appreciation right granted under Section V.
(nn)
“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(oo)
“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(pp)
“Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

Appendix B

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

SERES THERAPEUTICS, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

Seres Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

does hereby certify that:

1.
The Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the Certificate of Incorporation be amended by adding the following paragraph to immediately follow the existing first sentence of Article FOURTH of the Certificate of Incorporation:

“That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one for [  ]1 reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each [  ]1 shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Common Stock after

1 Shall be a whole number between and including five and fifty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware).

the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

2.
The stockholders of the Corporation duly approved such amendment at an annual meeting of the stockholders of the Corporation.

Such amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment to Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this [  ] day of [  ], 2025.

By:__________________

Name: Eric D. Shaff
Title: President and Chief Executive Officer

Appendix C-1

Second paragraph of Article FOURTH section A. 2. of the Certificate of Incorporation:

“The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of any holders of shares of Common Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

Third paragraph of Article FOURTH section B. of the Certificate of Incorporation:

“Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate vote of any holders of shares of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

Appendix C-2

Second paragraph of Article FOURTH section A. 2. of the Certificate of Incorporation:

“The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) ~~by the affirmative~~without a separate vote of ~~the~~any holders of ~~a majority of the stock of the Corporation entitled to vote~~shares of Common Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

Third paragraph of Article FOURTH section B. of the Certificate of Incorporation:

“Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) ~~by the affirmative~~without a separate vote of ~~the~~any holders of ~~a majority of the stock of the Corporation entitled to vote~~shares of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.”

Appendix D-1

Article SIXTH of the Certificate of Incorporation:

“SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.”

Article EIGHTH section 7. of the Certificate of Incorporation:

“7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least a majority in voting power of the shares of capital stock of the Corporation entitled to vote at an election of directors.”

Article EIGHTH section 10. of the Certificate of Incorporation:

“10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.”

Article NINTH of the Certificate of Incorporation:

“NINTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.”

Article TENTH of the Certificate of Incorporation:

“TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.”

Article ELEVENTH of the Certificate of Incorporation:

“ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.”

Appendix D-2

Article SIXTH of the Certificate of Incorporation in its entirety to read as follows:

“SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.”

Article EIGHTH section 7. of the Certificate of Incorporation in its entirety to read as follows:

“7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the ~~outstanding~~ shares of capital stock of the Corporation entitled to vote at an election of directors.”

Article EIGHTH section 10. of the Certificate of Incorporation:

“10. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.”

Article NINTH of the Certificate of Incorporation:

“NINTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.”

Article TENTH of the Certificate of Incorporation:

“TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.”

Article ELEVENTH of the Certificate of Incorporation:

“ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least ~~two-thirds~~a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.”

SCAN TO VIEW MATERIALS & VOTE SERES THERAPEUTICS, INC. 101 CAMBRIDGEPARK DRIVE CAMBRIDGE, MA 02140 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 9, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MCRB2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V63708-P23229 For All Withhold All SERES THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Dennis A. Ausiello 02) Willard H. Dere 03) Eric D. Shaff For Against Abstain The Board of Directors recommends you vote FOR proposals 2 through 8. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. ! 3. Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. ! ! ! 4. Approval of the Seres Therapeutics, Inc. 2025 Incentive Award Plan as an amendment and restatement of the Seres Therapeutics, Inc. 2015 Incentive Award Plan, which is scheduled to expire in 2025. ! ! ! 5. Approval of amendments to our Restated Certificate of Incorporation, as amended, to effect a reverse stock split. ! ! 6. Approval of amendments to our Restated Certificate of Incorporation, as amended, to clarify voting requirements to amend the number of shares of authorized common stock and preferred stock. ! ! ! 7. Approval of amendments to our Restated Certificate of Incorporation, as amended, to eliminate supermajority voting requirements. ! 8. Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposals 5, 6 or 7. NOTE: To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V63709-P23229 SERES THERAPEUTICS, INC. Annual Meeting of Stockholders April 10, 2025 8:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Eric D. Shaff and Thomas J. DesRosier, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Seres Therapeutics, Inc. that the undersigned stockholder(s) would be entitled to vote if present at the Annual Meeting of Stockholders to be held live via webcast at www.virtualshareholdermeeting.com/MCRB2025 on April 10, 2025 at 8:00 AM EDT, and any adjournment, continuation, or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side